Exhibit 4


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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                             WELLS FARGO BANK, N.A.

                                (Master Servicer)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                         Dated as of September 20, 2005

                                $3,742,498,833.19

                       Mortgage Pass-Through Certificates
                                Series 2005-AR16

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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...............................................
Section 1.02  Acts of Holders...........................................
Section 1.03  Effect of Headings and Table of Contents..................
Section 1.04  Benefits of Agreement.....................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..............................
Section 2.02  Acceptance by Custodian...................................
Section 2.03  Representations and Warranties of the Master
               Servicer and the Seller..................................
Section 2.04  Execution and Delivery of Certificates....................
Section 2.05  Designation of Certificates; Designation of
               Startup Day and Latest Possible Maturity Date............
Section 2.06  Optional Substitution of Mortgage Loans...................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account.......................................
Section 3.02  Permitted Withdrawals from the Certificate Account........
Section 3.03  Advances by Master Servicer and Trustee...................
Section 3.04  Custodian to Cooperate; Release of Owner Mortgage
               Loan Files and Retained Mortgage Loan Files..............
Section 3.05  Reports to the Trustee; Annual Compliance Statements......
Section 3.06  Title, Management and Disposition of Any REO
               Mortgage Loan............................................
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions......................
Section 3.08  Oversight of Servicing....................................
Section 3.09  Termination and Substitution of Servicing Agreements......
Section 3.10  Application of Net Liquidation Proceeds...................
Section 3.11  Exchange Act Reports......................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.............................................
Section 4.02  Allocation of Realized Losses.............................
Section 4.03  Paying Agent..............................................
Section 4.04  Statements to Certificateholders;
               Reports to the Trustee and the Seller....................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service....
Section 4.06  Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer...........


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..........................................
Section 5.02  Registration of Certificates..............................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.........
Section 5.04  Persons Deemed Owners.....................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.
Section 5.06  Maintenance of Office or Agency...........................
Section 5.07  Definitive Certificates...................................
Section 5.08  Notices to Clearing Agency................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...........
Section 6.02  Merger or Consolidation of the Seller or the
               Master Servicer..........................................
Section 6.03  Limitation on Liability of the Seller, the
               Master Servicer and Others...............................
Section 6.04  Resignation of the Master Servicer........................
Section 6.05  Compensation to the Master Servicer.......................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.....
Section 6.07  Indemnification of Trustee and Seller by Master Servicer..


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.........................................
Section 7.02  Other Remedies of Trustee.................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default................
Section 7.05  Trustee to Act; Appointment of Successor..................
Section 7.06  Notification to Certificateholders........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.........................................
Section 8.02  Certain Matters Affecting the Trustee.....................
Section 8.03  Trustee Not Required to Make Investigation................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.....
Section 8.05  Trustee May Own Certificates..............................
Section 8.06  The Master Servicer to Pay Fees and Expenses..............
Section 8.07  Eligibility Requirements..................................
Section 8.08  Resignation and Removal...................................
Section 8.09  Successor.................................................
Section 8.10  Merger or Consolidation...................................
Section 8.11  Authenticating Agent......................................
Section 8.12  Separate Trustees and Co-Trustees.........................
Section 8.13  Tax Matters; Compliance with REMIC Provisions.............
Section 8.14  Monthly Advances.........................................,


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or
               Liquidation of All Mortgage Loans........................
Section 9.02  Additional Termination Requirements.......................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.................................................
Section 10.02 Recordation of Agreement..................................
Section 10.03 Limitation on Rights of Certificateholders................
Section 10.04 Governing Law; Jurisdiction...............................
Section 10.05 Notices...................................................
Section 10.06 Severability of Provisions................................
Section 10.07 Special Notices to Rating Agencies........................
Section 10.08 Covenant of Seller........................................
Section 10.09 Recharacterization........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Cut-Off Date...........................................
Section 11.02    Cut-Off Date Aggregate Principal Balance...............
Section 11.02(a) Cut-Off Date Crossed Loan Group Aggregate
                  Principal Balance.....................................
Section 11.02(b) Cut-Off Date Group VII Aggregate Principal Balance.....
Section 11.03    Original Group Percentage..............................
Section 11.03(a) Original Group I-A Percentage..........................
Section 11.03(b) Original Group II-A Percentage.........................
Section 11.03(c) Original Group III-A Percentage........................
Section 11.03(d) Original Group IV-A Percentage.........................
Section 11.03(e) Original Group V-A Percentage..........................
Section 11.03(f) Original Group VI-A Percentage.........................
Section 11.03(g) Original Group VII-A Percentage........................
Section 11.04    Original Principal Balances of the Classes of
                  Class A Certificates..................................
Section 11.05    Reserved...............................................
Section 11.06    Original Subordinated Percentage.......................
Section 11.06(a) Original Crossed Group Subordinated Percentage.........
Section 11.06(b) Original Group VII Subordinated Percentage.............
Section 11.07    Original Class B Principal Balance.....................
Section 11.07(a) Original Cr-B Principal Balance........................
Section 11.07(b) Original Class VII-B Principal Balance.................
Section 11.08    Original Principal Balances of the Classes of
                  Class B Certificates..................................
Section 11.09    Original Class Cr-B-1 Fractional Interest..............
Section 11.10    Original Class Cr-B-2 Fractional Interest..............
Section 11.11    Original Class Cr-B-3 Fractional Interest..............
Section 11.12    Original Class Cr-B-4 Fractional Interest..............
Section 11.13    Original Class Cr-B-5 Fractional Interest..............
Section 11.14    Original Class VII-B-1 Fractional Interest.............
Section 11.15    Original Class VII-B-2 Fractional Interest.............
Section 11.16    Original Class VII-B-3 Fractional Interest.............
Section 11.17    Original Class VII-B-4 Fractional Interest.............
Section 11.18    Original Class VII-B-5 Fractional Interest.............
Section 11.19    Closing Date...........................................
Section 11.20    Right to Purchase......................................
Section 11.20(a) Right to Purchase Crossed Group Mortgage Loans.........
Section 11.20(b) Right to Purchase Group VII Mortgage Loans.............
Section 11.21    Wire Transfer Eligibility..............................
Section 11.22    Single Certificate.....................................
Section 11.23    Servicing Fee Rate.....................................
Section 11.24    Master Servicing Fee Rate..............................



SCHEDULE I  -    Applicable Unscheduled Principal Receipt Period
SCHEDULE II      Schedule of PAC Certificates

                                    EXHIBITS
                                    --------


EXHIBIT A-I-A-1    -   Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2    -   Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-R    -   Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1   -   Form of Face of Class II-A-1 Certificate
EXHIBIT A-III-A-1  -   Form of Face of Class III-A-1 Certificate
EXHIBIT A-III-A-2  -   Form of Face of Class III-A-2 Certificate
EXHIBIT A-III-A-3  -   Form of Face of Class III-A-3 Certificate
EXHIBIT A-IV-A-1   -   Form of Face of Class IV-A-1 Certificate
EXHIBIT A-IV-A-2   -   Form of Face of Class IV-A-2 Certificate
EXHIBIT A-IV-A-3   -   Form of Face of Class IV-A-3 Certificate
EXHIBIT A-IV-A-4   -   Form of Face of Class IV-A-4 Certificate
EXHIBIT A-IV-A-5   -   Form of Face of Class IV-A-5 Certificate
EXHIBIT A-IV-A-6   -   Form of Face of Class IV-A-6 Certificate
EXHIBIT A-IV-A-7   -   Form of Face of Class IV-A-7 Certificate
EXHIBIT A-IV-A-8   -   Form of Face of Class IV-A-8 Certificate
EXHIBIT A-V-A-1    -   Form of Face of Class V-A-1 Certificate
EXHIBIT A-VI-A-1   -   Form of Face of Class VI-A-1 Certificate
EXHIBIT A-VI-A-2   -   Form of Face of Class VI-A-2 Certificate
EXHIBIT A-VI-A-3   -   Form of Face of Class VI-A-3 Certificate
EXHIBIT A-VI-A-4   -   Form of Face of Class VI-A-4 Certificate
EXHIBIT A-VII-A-1  -   Form of Face of Class VII-A-1 Certificate
EXHIBIT A-VII-A-2  -   Form of Face of Class VII-A-2 Certificate
EXHIBIT B-Cr-B-1   -   Form of Face of Class Cr-B-1 Certificate
EXHIBIT B-Cr-B-2   -   Form of Face of Class Cr-B-2 Certificate
EXHIBIT B-Cr-B-3   -   Form of Face of Class Cr-B-3 Certificate
EXHIBIT B-Cr-B-4   -   Form of Face of Class Cr-B-4 Certificate
EXHIBIT B-Cr-B-5   -   Form of Face of Class Cr-B-5 Certificate
EXHIBIT B-Cr-B-6   -   Form of Face of Class Cr-B-6 Certificate
EXHIBIT B-VII-B-1  -   Form of Face of Class VII-B-1 Certificate
EXHIBIT B-VII-B-2  -   Form of Face of Class VII-B-2 Certificate
EXHIBIT B-VII-B-3  -   Form of Face of Class VII-B-3 Certificate
EXHIBIT B-VII-B-4  -   Form of Face of Class VII-B-4 Certificate
EXHIBIT B-VII-B-5  -   Form of Face of Class VII-B-5 Certificate
EXHIBIT B-VII-B-6  -   Form of Face of Class VII-B-6 Certificate
EXHIBIT C          -   Form of Reverse of Series 2005-AR16 Certificates
EXHIBIT D          -   Reserved
EXHIBIT E          -   Custodial Agreement
EXHIBIT F-1A       -   Schedule of Wells Fargo Mortgage Loans in Loan Group I
EXHIBIT F-1B       -   Schedule of Wells Fargo Mortgage Loans in Loan Group II
EXHIBIT F-1C       -   Schedule of Wells Fargo Mortgage Loans in Loan Group III
EXHIBIT F-1D       -   Schedule of Wells Fargo Mortgage Loans in Loan Group IV
EXHIBIT F-1E       -   Schedule of Wells Fargo Mortgage Loans in Loan Group V
EXHIBIT F-1F       -   Schedule of Wells Fargo Mortgage Loans in Loan Group VI
EXHIBIT F-1G       -   Schedule of Wells Fargo Mortgage Loans in Loan Group VII
EXHIBIT F-2A       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group I
EXHIBIT F-2B       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group II
EXHIBIT F-2C       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group III
EXHIBIT F-2D       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group IV
EXHIBIT F-2E       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group V
EXHIBIT F-2F       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group VI
EXHIBIT F-2G       -   Schedule of Other Servicer Mortgage Loans in Loan
                        Group VII
EXHIBIT G          -   Request for Release
EXHIBIT H          -   Affidavit Pursuant to Section 860E(e)(4) of the Internal
                        Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I          -   Letter from Transferor of Class I-A-R Certificate
EXHIBIT J          -   Transferee's Letter (Class [Cr-B-4] [Cr-B-5] [Cr-B-6]
                       [VII-B-4] [VII-B-5] [VII-B-6] Certificates)
EXHIBIT K          -   List of Recordation States
EXHIBIT L          -   Servicing Agreements
EXHIBIT M          -   Form of Special Servicing Agreement
EXHIBIT N          -   Form of Initial Certification of the Custodian
EXHIBIT O          -   Form of Final Certification of the Custodian
EXHIBIT P          -   Form of Sarbanes-Oxley Certification
EXHIBIT Q          -   Schedule of Pledged Asset Mortgage Loans

            This Pooling and Servicing Agreement, dated as of September 20, 2005 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK, N.A., as Master Servicer, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which master service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the applicable Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class Cr-B or Class VII-B Certificates, as applicable, with higher numerical designations.

            Adjustment Amount: (1) With respect to the Crossed Groups and the Class Cr-B Certificates and any Distribution Date, the difference between (A) the Aggregate Crossed Group Principal Balance as of the related Determination Date and (B) the sum of (i) the Aggregate Crossed Group Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Class A Certificates of the Crossed Groups and Class Cr-B Certificates as principal in accordance with Sections 4.01(a)(i) and (ii) for such Distribution Date and (2) with respect to Group VII and any Distribution Date, the difference between (A) the Aggregate Group VII Principal Balance as of the related Determination Date and (B) the sum of (i) the Aggregate Group VII Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes of such Group as principal in accordance with Sections 4.01(a)(i) and (ii) for such Distribution Date; each without regard to the provisos in the definitions of (x) Class Cr-B-1 Optimal Principal Amount, Class Cr-B-2 Optimal Principal Amount, Class Cr-B-3 Optimal Principal Amount, Class Cr-B-4 Optimal Principal Amount, Class Cr-B-5 Optimal Principal Amount and Class Cr-B-6 Optimal Principal Amount or (y) Class VII-B-1 Optimal Principal Amount, Class VII-B-2 Optimal Principal Amount, Class VII-B-3 Optimal Principal Amount, Class VII-B-4 Optimal Principal Amount, Class VII-B-5 Optimal Principal Amount and Class VII-B-6 Optimal Principal Amount, as applicable.

            Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Adjustment Date and each subsequent anniversary thereof.

            Aggregate Crossed Group Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount, Group V Adjusted Pool Amount and Group VI Adjusted Pool Amount.

            Aggregate Crossed Group Class A Percentage: With respect to any Distribution Date, the percentage, the numerator of which is the Aggregate Crossed Group Class A Principal Balance prior to giving effect to any distributions on such Distribution Date, and the denominator of which is the Crossed Group Pool Balance.

            Aggregate Crossed Group Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, Group V-A Principal Balance and Group VI-A Principal Balance.

            Aggregate Crossed Group Principal Balance: With respect to any Determination Date, the sum of the Aggregate Crossed Group Class A Principal Balance and the Class Cr-B Principal Balance.

            Aggregate Group VII Principal Balance: As of any Determination Date, the sum of the Group VII-A Principal Balance and the Class VII-B Principal Balance as of such date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Group III-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group III-A Certificates.

            Aggregate Group IV-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group IV-A Certificates.

            Aggregate Group V-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group V-A Certificates.

            Aggregate Group VI-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group VI-A Certificates.

            Aggregate Group VII-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group VII-A Certificates.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of the Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto.

            Apportioned Class Cr-B Principal Distribution Amount: As to any Distribution Date and any Class of Class Cr-B Certificates, the product of (i) the applicable Class Cr-B Principal Distribution Amount and (ii) the Apportionment Fraction for such Class.

            Apportionment Fraction: As to any Class of Class Cr-B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups and on or after the Distribution Date on which the Principal Balance of each Class of one Crossed Group has been reduced to zero, a fraction, the numerator of which is the portion of the Class Cr-B Loan Group Optimal Principal Amounts represented by clauses (ii) and (iii) of the definition thereof (other than Liquidation Proceeds that are not partial Liquidation Proceeds) for which the corresponding Class A Certificates are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: For the Crossed Loan Groups, in the aggregate, or Loan Group VII, as to any Distribution Date, the sum of (a) the Master Servicing Fee with respect to the Mortgage Loans in such Loan Groups or Loan Group for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full on the Mortgage Loans in such Loan Groups or Loan Group remitted to the Master Servicer and (c) the aggregate amount of Month End Interest with respect to the Mortgage Loans in such Loan Groups or Loan Group remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class II-A-1 Certificates, Class III-A-1 Certificates, Class III-A-2 Certificates, Class III-A-3 Certificates, Class IV-A-1 Certificates, Class IV-A-2 Certificates, Class IV-A-3 Certificates, Class IV-A-4 Certificates, Class IV-A-5 Certificates, Class IV-A-6 Certificates, Class IV-A-7 Certificates, Class IV-A-8 Certificates, Class V-A-1 Certificates, Class VI-A-1 Certificates, Class VI-A-2 Certificates, Class VI-A-3 Certificates, Class VI-A-4 Certificates , Class VII-A-1 Certificates, Class VII-A-2 Certificates, Class Cr-B-1 Certificates, Class Cr-B-2 Certificates, Class Cr-B-3 Certificates, Class VII-B-1 Certificates, Class VII-B-2 Certificates and Class VII-B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The separate trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account. The Certificate Account shall be deemed to consist of two sub-accounts, the Crossed Group Subaccount and the Group VII Subaccount, as described in Section 3.01(a).

            Certificate Custodian: Initially, Wachovia Bank, National Association; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-1 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class I-A-1 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-2 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class I-A-2 Certificates with respect to such Determination Date prior to any reduction for the Class I-A-2 Loss Allocation Amount and (b) the Class I-A-1 Loss Amount.

            Class I-A-LR1 Interest: The residual interest in the Crossed Group Lower-Tier REMIC, beneficial ownership of which is represented by the Class I-A-R Certificate.

            Class I-A-LR2 Interest: The residual interest in the Group VII Lower-Tier REMIC, beneficial ownership of which is represented by the Class I-A-R Certificate.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class I-A-R Interest: The residual interest in the Upper-Tier REMIC, beneficial ownership of which is represented by the Class I-A-R Certificate.

            Class I-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class I-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class II-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class III-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-1 and Exhibit C hereto.

            Class III-A-1 Certificateholder: The registered holder of a Class III-A-1 Certificate.

            Class III-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A-2 and Exhibit C hereto.

            Class III-A-2 Certificateholder: The registered holder of a Class III-A-2 Certificate.

            Class III-A-2 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class III-A-2 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class III-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class III-A-3 Certificateholder: The registered holder of a Class III-A-3 Certificate.

            Class III-A-3 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class III-A-3 Certificates with respect to such Determination Date prior to any reduction for the Class III-A-3 Loss Allocation Amount and (b) the Class III-A-2 Loss Amount.

            Class III-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class III-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class IV-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-1 and Exhibit C hereto.

            Class IV-A-1 Certificateholder: The registered holder of a Class IV-A-1 Certificate.

            Class IV-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-2 and Exhibit C hereto.

            Class IV-A-2 Certificateholder: The registered holder of a Class IV-A-2 Certificate.

            Class IV-A-2 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class IV-A-2 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class IV-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-3 and Exhibit C hereto.

            Class IV-A-3 Certificateholder: The registered holder of a Class IV-A-3 Certificate.

            Class IV-A-3 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class IV-A-3 Certificates with respect to such Determination Date prior to any reduction for the Class IV-A-3 Loss Allocation Amount and (b) the Class IV-A-2 Loss Amount.

            Class IV-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-4 and Exhibit C hereto.

            Class IV-A-4 Certificateholder: The registered holder of a Class IV-A-4 Certificate.

            Class IV-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-5 and Exhibit C hereto.

            Class IV-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class IV-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-6 and Exhibit C hereto.

            Class IV-A-6 Certificateholder: The registered holder of a Class IV-A-6 Certificate.

            Class IV-A-6 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class IV-A-6 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class IV-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-7 and Exhibit C hereto.

            Class IV-A-7 Certificateholder: The registered holder of a Class IV-A-7 Certificate.

            Class IV-A-7 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class IV-A-7 Certificates with respect to such Determination Date prior to any reduction for the Class IV-A-7 Loss Allocation Amount and (b) the Class IV-A-6 Loss Amount.

            Class IV-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-IV-A-8 and Exhibit C hereto.

            Class IV-A-8 Certificateholder: The registered holder of a Class IV-A-8 Certificate.

            Class IV-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class IV-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class V-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-V-A-1 and Exhibit C hereto.

            Class V-A-1 Certificateholder: The registered holder of a Class V-A-1 Certificate.

            Class V-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class V-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class VI-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VI-A-1 and Exhibit C hereto.

            Class VI-A-1 Certificateholder: The registered holder of a Class VI-A-1 Certificate.

            Class VI-A-1 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class VI-A-1 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class VI-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VI-A-2 and Exhibit C hereto.

            Class VI-A-2 Certificateholder: The registered holder of a Class VI-A-2 Certificate.

            Class VI-A-2 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class VI-A-2 Certificates with respect to such Determination Date prior to any reduction for the Class VI-A-2 Loss Allocation Amount and (b) the Class VI-A-1 Loss Amount.

            Class VI-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VI-A-3 and Exhibit C hereto.

            Class VI-A-3 Certificateholder: The registered holder of a Class VI-A-3 Certificate.

            Class VI-A-3 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class VI-A-3 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class VI-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VI-A-4 and Exhibit C hereto.

            Class VI-A-4 Certificateholder: The registered holder of a Class VI-A-4 Certificate.

            Class VI-A-4 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class VI-A-4 Certificates with respect to such Determination Date prior to any reduction for the Class VI-A-4 Loss Allocation Amount and (b) the Class VI-A-3 Loss Amount.

            Class VI-L Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class VI-LS Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class VII-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VII-A-1 and Exhibit C hereto.

            Class VII-A-1 Certificateholder: The registered holder of a Class VII-A-1 Certificate.

            Class VII-A-1 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the amount, if any, by which the Principal Balance of the Class VII-A-1 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class VII-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-VII-A-2 and Exhibit C hereto.

            Class VII-A-2 Certificateholder: The registered holder of a Class VII-A-2 Certificate.

            Class VII-A-2 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date for the Crossed Groups, the lesser of (a) the Principal Balance of the Class VII-A-2 Certificates with respect to such Determination Date prior to any reduction for the Class VII-A-2 Loss Allocation Amount and (b) the Class VII-A-1 Loss Amount.

            Class VII-B Certificate: Any of the Class VII-B-1 Certificates, Class VII-B-2 Certificates, Class VII-B-3 Certificates, Class VII-B-4 Certificates, Class VII-B-5 Certificates or Class VII-B-6 Certificates.

            Class VII-B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class VII-B Certificates with respect to such Distribution Date.

            Class VII-B Pass-Through Rate: As to any Distribution Date, the Class VII-B Pass-Through Rate will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans.

            Class VII-B Principal Balance: As of any date, an amount equal to the sum of the Class VII-B-1 Principal Balance, Class VII-B-2 Principal Balance, Class VII-B-3 Principal Balance, Class VII-B-4 Principal Balance, Class VII-B-5 Principal Balance and Class VII-B-6 Principal Balance.

            Class VII-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-1 and Exhibit C hereto.

            Class VII-B-1 Certificateholder: The registered holder of a Class VII-B-1 Certificate.

            Class VII-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class VII-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class VII-B-1 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-1 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-1 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-1 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-1 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-1 Certificates.

            Class VII-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-1 Certificates are the only Class VII-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Class VII-B-1 Principal Balance: As to the first Determination Date, the Original Class VII-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph third of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class VII-B-1 Certificates are the most subordinate Class VII-B Certificates outstanding, the Class VII-B-1 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the Group VII-A Principal Balance as of such Determination Date.

            Class VII-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class VII-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class VII-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-2 and Exhibit C hereto.

            Class VII-B-2 Certificateholder: The registered holder of a Class VII-B-2 Certificate.

            Class VII-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class VII-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class VII-B-2 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-2 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-2 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-2 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-2 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-2 Certificates.

            Class VII-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-2 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Class VII-B-2 Principal Balance: As to the first Determination Date, the Original Class VII-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class VII-B-2 Certificates are the most subordinate Class VII-B Certificates outstanding, the Class VII-B-2 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group VII-A Principal Balance and the Class VII-B-1 Principal Balance as of such Determination Date.

            Class VII-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class VII-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class VII-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-3 and Exhibit C hereto.

            Class VII-B-3 Certificateholder: The registered holder of a Class VII-B-3 Certificate.

            Class VII-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class VII-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class VII-B-3 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-3 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-3 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-3 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-3 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-3 Certificates.

            Class VII-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-3 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Class VII-B-3 Principal Balance: As to the first Determination Date, the Original Class VII-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class VII-B-3 Certificates are the most subordinate Class VII-B Certificates outstanding, the Class VII-B-3 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group VII-A Principal Balance, the Class VII-B-1 Principal Balance and the Class VII-B-2 Principal Balance as of such Determination Date.

            Class VII-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class VII-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class VII-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-4 and Exhibit C hereto.

            Class VII-B-4 Certificateholder: The registered holder of a Class VII-B-4 Certificate.

            Class VII-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(ii).

            Class VII-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class VII-B-4 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-4 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-4 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-4 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-4 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-4 Certificates.

            Class VII-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-4 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Class VII-B-4 Principal Balance: As to the first Determination Date, the Original Class VII-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class VII-B-4 Certificates are the most subordinate Class VII-B Certificates outstanding, the Class VII-B-4 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group VII-A Principal Balance, the Class VII-B-1 Principal Balance, the Class VII-B-2 Principal Balance and the Class VII-B-3 Principal Balance as of such Determination Date.

            Class VII-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class VII-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class VII-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-5 and Exhibit C hereto.

            Class VII-B-5 Certificateholder: The registered holder of a Class VII-B-5 Certificate.

            Class VII-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(ii).

            Class VII-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class VII-B-5 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-5 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-5 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-5 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-5 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-5 Certificates.

            Class VII-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-5 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Class VII-B-5 Principal Balance: As to the first Determination Date, the Original Class VII-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class VII-B-5 Certificates are the most subordinate Class VII-B Certificates outstanding, the Class VII-B-5 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group VII-A Principal Balance, the Class VII-B-1 Principal Balance, the Class VII-B-2 Principal Balance, the Class VII-B-3 Principal Balance and the Class VII-B-4 Principal Balance as of such Determination Date.

            Class VII-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class VII-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class VII-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-VII-B-6 and Exhibit C hereto.

            Class VII-B-6 Certificateholder: The registered holder of a Class VII-B-6 Certificate.

            Class VII-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class VII-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class VII-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class VII-B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class VII-B-6 Optimal Principal Amount: As to any Distribution Date and each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Class VII-B-6 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Class VII-B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class VII-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Class VII-B-6 Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class VII-B-6 Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class VII-B-6 Optimal Principal Amount will equal the lesser of (A) the Class VII-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class VII-B-6 Certificates.

            Class VII-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group VII Subordinated Percentage by (ii) a fraction, the numerator of which is the Class VII-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the Class VII-B Principal Balance.

            Class VII-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VII Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class VII-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class VII-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class VII-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class VII-B-6 Certificates are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Class VII-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

            Class VII-B-6 Principal Balance: As to the first Determination Date, the Original Class VII-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class VII-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class VII-B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class VII-B-6 Certificates are outstanding, the Class VII-B-6 Principal Balance will equal the difference, if any, between the Group VII Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group VII-A Principal Balance, the Class VII-B-1 Principal Balance, the Class VII-B-2 Principal Balance, the Class VII-B-3 Principal Balance, the Class VII-B-4 Principal Balance and the Class VII-B-5 Principal Balance as of such Determination Date.

            Class VII-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class VII-B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class VII-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class VII-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class VII-B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Class VII-L Interest: The regular interest in the Group VII Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iv) hereof.

            Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates, Group VI-A Certificates or Group VII-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Pass-Through Rate: For each Distribution Date and the Group I-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group I Mortgage Loans. For each Distribution Date and any of the Group II-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group II Mortgage Loans. For each Distribution Date and the Group III-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group III Mortgage Loans. For each Distribution Date and any of the Group IV-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group IV Mortgage Loans. For each Distribution Date and the Group V-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group V Mortgage Loans. For each Distribution Date and any of the Group VI-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group VI Mortgage Loans. For each Distribution Date and the Group VII-A Certificates, the Class A Pass-Through Rate will be a per annum rate equal to Net WAC of the Group VII Mortgage Loans.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates of a Group, the amount, if any, by which the Group I-A Interest Shortfall Amounts, Group II-A Interest Shortfall Amounts, Group III-A Interest Shortfall Amounts, Group IV-A Interest Shortfall Amounts, Group V-A Interest Shortfall Amounts, Group VI-A Interest Shortfall Amounts or Group VII-A Interest Shortfall Amounts for such Class of such Group for prior Distribution Dates is in excess of the amounts distributed in respect of such Class of such Group on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a)(i).

            Class B Certificate: Any one of the Class Cr-B-1 Certificates, Class Cr-B-2 Certificates, Class Cr-B-3 Certificates, Class Cr-B-4 Certificates, Class Cr-B-5 Certificates, Class Cr-B-6 Certificates, Class VII-B-1 Certificates, Class VII-B-2 Certificates, Class VII-B-3 Certificates, Class VII-B-4 Certificates, Class VII-B-5 Certificates or Class VII-B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class Cr-B-1 Distribution Amount, Class Cr-B-2 Distribution Amount, Class Cr-B-3 Distribution Amount, Class Cr-B-4 Distribution Amount, Class Cr-B-5 Distribution Amount, Class Cr-B-6 Distribution Amount, Class VII-B-1 Distribution Amount, Class VII-B-2 Distribution Amount, Class VII-B-3 Distribution Amount, Class VII-B-4 Distribution Amount, Class VII-B-5 Distribution Amount or Class VII-B-6 Distribution Amount.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class Cr-B Interest Accrual Amount or Class VII-B Interest Accrual Amount, as applicable (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class Cr-B-1 Interest Shortfall Amount, Class Cr-B-2 Interest Shortfall Amount, Class Cr-B-3 Interest Shortfall Amount, Class Cr-B-4 Interest Shortfall Amount, Class Cr-B-5 Interest Shortfall Amount, Class Cr-B-6 Interest Shortfall Amount, Class VII-B-1 Interest Shortfall Amount, Class VII-B-2 Interest Shortfall Amount, Class VII-B-3 Interest Shortfall Amount, Class VII-B-4 Interest Shortfall Amount, Class VII-B-5 Interest Shortfall Amount or Class VII-B-6 Interest Shortfall Amount.

            Class B Optimal Principal Amount: Any of the Class Cr-B-1 Optimal Principal Amount, Class Cr-B-2 Optimal Principal Amount, Class Cr-B-3 Optimal Principal Amount, Class Cr-B-4 Optimal Principal Amount, Class Cr-B-5 Optimal Principal Amount, Class Cr-B-6 Optimal Principal Amount, Class VII-B-1 Optimal Principal Amount, Class VII-B-2 Optimal Principal Amount, Class VII-B-3 Optimal Principal Amount, Class VII-B-4 Optimal Principal Amount, Class VII-B-5 Optimal Principal Amount or Class VII-B-6 Optimal Principal Amount.

            Class B Pass-Through Rate: Either the Class Cr-B Pass-Through Rate or the Class VII-B Pass-Through Rate.

            Class B Principal Distribution Amount: Any of the Class Cr-B-1 Principal Distribution Amount, Class Cr-B-2 Principal Distribution Amount, Class Cr-B-3 Principal Distribution Amount, Class Cr-B-4 Principal Distribution Amount, Class Cr-B-5 Principal Distribution Amount, Class Cr-B-6 Principal Distribution Amount, Class VII-B-1 Principal Distribution Amount, Class VII-B-2 Principal Distribution Amount, Class VII-B-3 Principal Distribution Amount, Class VII-B-4 Principal Distribution Amount, Class VII-B-5 Principal Distribution Amount or Class VII-B-6 Principal Distribution Amount.

            Class B Unpaid Interest Shortfall: Any of the Class Cr-B-1 Unpaid Interest Shortfall, Class Cr-B-2 Unpaid Interest Shortfall, Class Cr-B-3 Unpaid Interest Shortfall, Class Cr-B-4 Unpaid Interest Shortfall, Class Cr-B-5 Unpaid Interest Shortfall, Class Cr-B-6 Unpaid Interest Shortfall, Class VII-B-1 Unpaid Interest Shortfall, Class VII-B-2 Unpaid Interest Shortfall, Class VII-B-3 Unpaid Interest Shortfall, Class VII-B-4 Unpaid Interest Shortfall, Class VII-B-5 Unpaid Interest Shortfall or Class VII-B-6 Unpaid Interest Shortfall.

            Class Cr-B Certificate: Any of the Class Cr-B-1 Certificates, Class Cr-B-2 Certificates, Class Cr-B-3 Certificates, Class Cr-B-4 Certificates, Class Cr-B-5 Certificates or Class Cr-B-6 Certificates.

            Class Cr-B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class Cr-B Certificates with respect to such Distribution Date.

            Class Cr-B Loan Group Optimal Principal Amount: Any of the Class Cr-B Loan Group I Optimal Principal Amount, Class Cr-B Loan Group II Optimal Principal Amount, Class Cr-B Loan Group III Optimal Principal Amount, Class Cr-B Loan Group IV Optimal Principal Amount, Class Cr-B Loan Group IV Optimal Principal Amount, Class Cr-B Loan Group V Optimal Principal Amount or Class Cr-B Loan Group VI Optimal Principal Amount.

            Class Cr-B Loan Group I Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group I Optimal Principal Amounts.

            Class Cr-B Loan Group II Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group II Optimal Principal Amounts.

            Class Cr-B Loan Group III Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group III Optimal Principal Amounts.

            Class Cr-B Loan Group IV Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group IV Optimal Principal Amounts.

            Class Cr-B Loan Group V Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group V Optimal Principal Amounts.

            Class Cr-B Loan Group VI Optimal Principal Amount: Any of the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 or Class Cr-B-6 Loan Group VI Optimal Principal Amounts.

            Class Cr-B Pass-Through Rate: As to any Distribution Date, the Class Cr-B Pass-Through Rate will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups.

            Class Cr-B Principal Balance: As of any date, an amount equal to the sum of the Class Cr-B-1 Principal Balance, Class Cr-B-2 Principal Balance, Class Cr-B-3 Principal Balance, Class Cr-B-4 Principal Balance, Class Cr-B-5 Principal Balance and Class Cr-B-6 Principal Balance.

            Class Cr-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-Cr-B-1 and Exhibit C hereto.

            Class Cr-B-1 Certificateholder: The registered holder of a Class Cr-B-1 Certificate.

            Class Cr-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class Cr-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class Cr-B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-1 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-1 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-1 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-1 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-1 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-1 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-1 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-1 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-1 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-1 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-1 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-1 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-1 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-1 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-1 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-1 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-1 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-1 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-1 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-1 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-1 Prepayment Percentage, Group II Class Cr-B-1 Prepayment Percentage, Group III Class Cr-B-1 Prepayment Percentage, Group IV Class Cr-B-1 Prepayment Percentage, Group V Class Cr-B-1 Prepayment Percentage or Group VI Class Cr-B-1 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-1 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-1 Certificates.

            Class Cr-B-1 Principal Balance: As to the first Determination Date, the Original Class Cr-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph third of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class Cr-B-1 Certificates are the most subordinate Class Cr-B Certificates outstanding, the Class Cr-B-1 Principal Balance will equal the difference, if any, between the Aggregate Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Crossed Group Class A Principal Balance as of such Determination Date.

            Class Cr-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class Cr-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class Cr-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-CR-B-2 and Exhibit C hereto.

            Class Cr-B-2 Certificateholder: The registered holder of a Class Cr-B-2 Certificate.

            Class Cr-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class Cr-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class Cr-B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-2 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-2 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-2 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-2 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-2 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-2 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-2 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-2 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-2 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-2 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-2 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-2 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-2 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-2 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-2 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-2 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-2 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-2 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-2 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-2 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-2 Prepayment Percentage, Group II Class Cr-B-2 Prepayment Percentage, Group III Class Cr-B-2 Prepayment Percentage, Group IV Class Cr-B-2 Prepayment Percentage, Group V Class Cr-B-2 Prepayment Percentage or Group VI Class Cr-B-2 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-2 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-2 Certificates.

            Class Cr-B-2 Principal Balance: As to the first Determination Date, the Original Class Cr-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class Cr-B-2 Certificates are the most subordinate Class Cr-B Certificates outstanding, the Class Cr-B-2 Principal Balance will equal the difference, if any, between the Aggregate Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Crossed Group Class A Principal Balance and the Class Cr-B-1 Principal Balance as of such Determination Date.

            Class Cr-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class Cr-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class Cr-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-CR-B-3 and Exhibit C hereto.

            Class Cr-B-3 Certificateholder: The registered holder of a Class Cr-B-3 Certificate.

            Class Cr-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class Cr-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class Cr-B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-3 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-3 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-3 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-3 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-3 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-3 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-3 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-3 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-3 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-3 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-3 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-3 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-3 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-3 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-3 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-3 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-3 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-3 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-3 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-3 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-3 Prepayment Percentage, Group II Class Cr-B-3 Prepayment Percentage, Group III Class Cr-B-3 Prepayment Percentage, Group IV Class Cr-B-3 Prepayment Percentage, Group V Class Cr-B-3 Prepayment Percentage or Group VI Class Cr-B-3 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-3 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-3 Certificates.

            Class Cr-B-3 Principal Balance: As to the first Determination Date, the Original Class Cr-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class Cr-B-3 Certificates are the most subordinate Class Cr-B Certificates outstanding, the Class Cr-B-3 Principal Balance will equal the difference, if any, between the Aggregate Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Crossed Group Class A Principal Balance, the Class Cr-B-1 Principal Balance and the Class Cr-B-2 Principal Balance as of such Determination Date.

            Class Cr-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class Cr-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class Cr-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-CR-B-4 and Exhibit C hereto.

            Class Cr-B-4 Certificateholder: The registered holder of a Class Cr-B-4 Certificate.

            Class Cr-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(ii).

            Class Cr-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class Cr-B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-4 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-4 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-4 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-4 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-4 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-4 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-4 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-4 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-4 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-4 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-4 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-4 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-4 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-4 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-4 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-4 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-4 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-4 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-4 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-4 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-4 Prepayment Percentage, Group II Class Cr-B-4 Prepayment Percentage, Group III Class Cr-B-4 Prepayment Percentage, Group IV Class Cr-B-4 Prepayment Percentage, Group V Class Cr-B-4 Prepayment Percentage or Group VI Class Cr-B-4 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-4 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-4 Certificates.

            Class Cr-B-4 Principal Balance: As to the first Determination Date, the Original Class Cr-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment; provided, however, if the Class Cr-B-4 Certificates are the most subordinate Class Cr-B Certificates outstanding, the Class Cr-B-4 Principal Balance will equal the difference, if any, between the Aggregate Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Crossed Group Class A Principal Balance, the Class Cr-B-1 Principal Balance, the Class Cr-B-2 Principal Balance and the Class Cr-B-3 Principal Balance as of such Determination Date.

            Class Cr-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class Cr-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class Cr-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-CR-B-5 and Exhibit C hereto.

            Class Cr-B-5 Certificateholder: The registered holder of a Class Cr-B-5 Certificate.

            Class Cr-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(ii).

            Class Cr-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class Cr-B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-5 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-5 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-5 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-5 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-5 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-5 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-5 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-5 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-5 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-5 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-5 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-5 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-5 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-5 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-5 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-5 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-5 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-5 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-5 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-5 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-5 Prepayment Percentage, Group II Class Cr-B-5 Prepayment Percentage, Group III Class Cr-B-5 Prepayment Percentage, Group IV Class Cr-B-5 Prepayment Percentage, Group V Class Cr-B-5 Prepayment Percentage or Group VI Class Cr-B-5 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-5 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-5 Certificates.

            Class Cr-B-5 Principal Balance: As to the first Determination Date, the Original Class Cr-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Class Cr-B Certificates outstanding, the Class Cr-B-5 Principal Balance will equal the difference, if any, between the Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Crossed Group Class A Principal Balance, the Class Cr-B-1 Principal Balance, the Class Cr-B-2 Principal Balance, the Class Cr-B-3 Principal Balance and the Class Cr-B-4 Principal Balance as of such Determination Date.

            Class Cr-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class Cr-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class Cr-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-CR-B-6 and Exhibit C hereto.

            Class Cr-B-6 Certificateholder: The registered holder of a Class Cr-B-6 Certificate.

            Class Cr-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class Cr-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class Cr-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class Cr-B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class Cr-B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Loan Group III Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group III Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Loan Group IV Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group IV Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Loan Group V Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group V Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Loan Group VI Optimal Principal Amount: As to any Distribution Date, the Class Cr-B-6 Optimal Principal Amount calculated only with respect to Group VI Mortgage Loans and without regard to the proviso thereto.

            Class Cr-B-6 Optimal Principal Amount: As to any Distribution Date and each Crossed Group Mortgage Loan that is an Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

            (i) the Group I Class Cr-B-6 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-6 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-6 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-6 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-6 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-6 Percentage (with respect to each such Group VI Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class Cr-B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-6 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-6 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-6 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class Cr-B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-6 Prepayment Percentage (with respect to each such Group IV Mortgage Loan), the Group V Class Cr-B-6 Prepayment Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-6 Prepayment Percentage (with respect to each such Group VI Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

            (iv) the Group I Class Cr-B-6 Percentage (with respect to each such Group I Mortgage Loan), the Group II Class Cr-B-6 Percentage (with respect to each such Group II Mortgage Loan), the Group III Class Cr-B-6 Percentage (with respect to each such Group III Mortgage Loan), the Group IV Class Cr-B-6 Percentage (with respect to each such Group IV Mortgage
      Loan), the Group V Class Cr-B-6 Percentage (with respect to each such Group V Mortgage Loan) or Group VI Class Cr-B-6 Percentage (with respect to each such Group VI Mortgage Loan) of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Group I Class Cr-B-6 Prepayment Percentage, Group II Class Cr-B-6 Prepayment Percentage, Group III Class Cr-B-6 Prepayment Percentage, Group IV Class Cr-B-6 Prepayment Percentage, Group V Class Cr-B-6 Prepayment Percentage or Group VI Class Cr-B-6 Prepayment Percentage, as applicable, of the related Recovery for each Crossed Loan Group for such Distribution Date;

provided, however, that if a related Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class Cr-B-6 Optimal Principal Amount will equal the lesser of (A) the Class Cr-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class Cr-B-6 Certificates.

            Class Cr-B-6 Principal Balance: As to the first Determination Date, the Original Class Cr-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class Cr-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class Cr-B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class Cr-B-6 Certificates are outstanding, the Class Cr-B-6 Principal Balance will equal the difference, if any, between the Aggregate Crossed Group Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Crossed Group Class A Principal Balance, the Class Cr-B-1 Principal Balance, the Class Cr-B-2 Principal Balance, the Class Cr-B-3 Principal Balance, the Class Cr-B-4 Principal Balance and the Class Cr-B-5 Principal Balance as of such Determination Date.

            Class Cr-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class Cr-B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class Cr-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class Cr-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class Cr-B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.19.


            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Prepayment Interest Shortfall on the Crossed Group Mortgage Loans or Group VII Mortgage Loans, as applicable, for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Crossed Group Pool Balance or Group VII Pool Balance, as applicable, for such Distribution Date and
(c) the Available Master Servicer Compensation for the Crossed Loan Groups or Loan Group VII, as applicable, for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Crossed Group: Any of Group I, Group II, Group III, Group IV, Group V and Group VI.

            Crossed Group A Principal Balance: Any of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, Group V-A Principal Balance or Group VI-A Principal Balance.

            Crossed Group Aggregate Subordinated Percentage: As to any Determination Date, the difference between 100% and the Aggregate Crossed Group Class A Percentage.

            Crossed Group Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates or Group VI-A Certificates.

            Crossed Group Class A Interest Percentage: As to any Distribution Date and any Class of Crossed Group Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount,
(c) the Group III-A Interest Accrual Amount, (d) the Group IV-A Interest Accrual Amount, (e) the Group V-A Interest Accrual Amount and (f) the Group VI-A Interest Accrual Amount.

            Crossed Group Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iv).

            Crossed Group Lower-Tier REMIC: One of three separate REMICs comprising the Trust Estate, the assets of which consist of the Crossed Group Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (and deemed on deposit in the Crossed Group Subaccount), the insurance policies, if any, relating to a Crossed Group Mortgage Loan and property which secured a Crossed Group Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Crossed Group Mortgage Loan: Any of the Mortgage Loans in the Crossed Loan Groups.

            Crossed Group Pool Balance: The sum of the Group I Pool Balance, Group II Pool Balance, Group III Pool Balance, Group IV Pool Balance, Group V Pool Balance, Group VI Pool Balance and Group VI Pool Balance.

            Crossed Group Subaccount: A sub-account of the Certificate Account, as described in Section 3.01(a).

            Crossed Loan Group: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI.

            Current Class VII-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates by the Aggregate Group VII Principal Balance. As to the first Distribution Date, the Original Class VII-B-1 Fractional Interest.

            Current Class VII-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates by the Aggregate Group VII Principal Balance. As to the first Distribution Date, the Original Class VII-B-2 Fractional Interest.

            Current Class VII-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates by the Aggregate Group VII Principal Balance. As to the first Distribution Date, the Original Class VII-B-3 Fractional Interest.

            Current Class VII-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class VII-B-5 and Class VII-B-6 Certificates by the Aggregate Group VII Principal Balance. As to the first Distribution Date, the Original Class VII-B-4 Fractional Interest.

            Current Class VII-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class VII-B-6 Certificates by the Aggregate Group VII Principal Balance. As to the first Distribution Date, the Original Class VII-B-5 Fractional Interest.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class Cr-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates by the Aggregate Crossed Group Principal Balance. As to the first Distribution Date, the Original Class Cr-B-1 Fractional Interest.

            Current Class Cr-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates by the Aggregate Crossed Group Principal Balance. As to the first Distribution Date, the Original Class Cr-B-2 Fractional Interest.

            Current Class Cr-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates by the Aggregate Crossed Group Principal Balance. As to the first Distribution Date, the Original Class Cr-B-3 Fractional Interest.

            Current Class Cr-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class Cr-B-5 and Class Cr-B-6 Certificates by the Aggregate Crossed Group Principal Balance. As to the first Distribution Date, the Original Class Cr-B-4 Fractional Interest.

            Current Class Cr-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class Cr-B-6 Certificates by the Aggregate Crossed Group Principal Balance. As to the first Distribution Date, the Original Class Cr-B-5 Fractional Interest.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Group III-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph first clause (C) of Section 4.01(a)(i) on such Distribution Date.

            Current Group IV-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group IV-A Certificates pursuant to Paragraph first clause (D) of Section 4.01(a)(i) on such Distribution Date.

            Current Group V-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group V-A Certificates pursuant to Paragraph first clause (E) of Section 4.01(a)(i) on such Distribution Date.

            Current Group VI-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group VI-A Certificates pursuant to Paragraph first clause (F) of Section 4.01(a)(i) on such Distribution Date.

            Current Group VII-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group VII-A Certificates pursuant to Paragraph first clause (G) of Section 4.01(a)(i) on such Distribution Date.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Crossed Group Mortgage Loan or Group VII Mortgage Loan which was the subject of a Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, dated as of September 20, 2005, among the Custodian, the Seller, the Master Servicer and the Trustee, which agreement is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Wells Fargo Bank, or its successor in interest under the Custodial Agreement. Initially, the custodial functions shall be performed by the Corporate Trust Services division of Wells Fargo Bank.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The sum of the Cut-Off Date Crossed Loan Group Aggregate Principal Balance and the Cut-Off Date Loan Group VII Aggregate Principal Balance.

            Cut-Off Date Crossed Loan Group Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Crossed Group Mortgage Loans is as set forth in Section 11.02(a).

            Cut-Off Date Loan Group VII Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Group VII Mortgage Loans is as set forth in Section 11.02(b).

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Distribution Date Statement: As defined in Section 4.04(a).

            Document Transfer Event: The 60th day following the day on which either (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each Rating Agency, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as three separate REMICs or result in the imposition of any federal tax on any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of any of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution is made pursuant to Section 9.01 in respect of (i) the Crossed Group Class A Certificates and the Class Cr-B Certificates or (ii) the Group VII-A Certificates and the Group VII-B Certificates. The Final Distribution Date for the Certificates described in clauses (i) and (ii) may be the same or different.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is October 25, 2035, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch Ratings, or its successor in interest.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the applicable Index on each Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Adjustment Date.

            Group: Any of Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII.

            Group Subordinate Amount: Any of the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount, Group V Subordinate Amount, Group VI Subordinate Amount or Group VII Subordinate Amount.

            Group I: The Group I-A Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Class B Percentage: Any one of the Group I Class Cr-B-1 Percentage, Group I Class Cr-B-2 Percentage, Group I Class Cr-B-3 Percentage, Group I Class Cr-B-4 Percentage, Group I Class Cr-B-5 Percentage or Group I Class Cr-B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class Cr-B-1 Prepayment Percentage, Group I Class Cr-B-2 Prepayment Percentage, Group I Class Cr-B-3 Prepayment Percentage, Group I Class Cr-B-4 Prepayment Percentage, Group I Class Cr-B-5 Prepayment Percentage or Group I Class Cr-B-6 Prepayment Percentage.

            Group I Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group I Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A attached hereto.

            Group I Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group I Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group I Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to
      Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group I Mortgage Loans;

            (j) Month End Interest in respect of Group I Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance over (ii) the Group I-A Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2 or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates, the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first clause (A), second clause (A) and third clause (A) of Section 4.01(a)(i).

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Optimal Principal Amount.

            Group I-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group I-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group I-A Prepayment Percentage of the Recovery for Loan Group I for such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group I, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group I, 100% or such lesser percentage which will cause the Group I-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group I-A Percentage as of such Distribution Date.

            No reduction of the level of the Group I-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group I Subordinated Percentage is equal to or greater than twice the Group I Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date plus 50% of the Group I Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group I-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group I-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group I-A Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group I-A Principal Balance to zero. In addition, once the Group I-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II: The Group II-A Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Class B Percentage: Any one of the Group II Class Cr-B-1 Percentage, Group II Class Cr-B-2 Percentage, Group II Class Cr-B-3 Percentage, Group II Class Cr-B-4 Percentage, Group II Class Cr-B-5 Percentage or Group II Class Cr-B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class Cr-B-1 Prepayment Percentage, Group II Class Cr-B-2 Prepayment Percentage, Group II Class Cr-B-3 Prepayment Percentage, Group II Class Cr-B-4 Prepayment Percentage, Group II Class Cr-B-5 Prepayment Percentage or Group II Class Cr-B-6 Prepayment Percentage.

            Group II Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group II Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1B attached hereto.

            Group II Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group II Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group II Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group II Mortgage Loans;

            (j) Month End Interest in respect of Group II Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance over (ii) the Group II-A Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group II-A Certificate: Any Class II-A-1 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first clause (B), second clause
(B) and third clause (B) of Section 4.01(a)(i).

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Optimal Principal Amount.

            Group II-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group II-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group II-A Prepayment Percentage of the Recovery for Loan Group II for such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group II, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group II, 100% or such lesser percentage which will cause the Group II-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group II-A Percentage as of such Distribution Date.

            No reduction of the level of the Group II-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group II Subordinated Percentage is equal to or greater than twice the Group II Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date plus 50% of the Group II Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group II-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group II-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group II-A Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group II-A Principal Balance to zero. In addition, once the Group II-A Principal Balance has been reduced to zero, the Group II-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group II-A Certificates.

            Group II-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group III: The Group III-A Certificates.

            Group III Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group III Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group III Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group III Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group III Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group III Class B Percentage: Any one of the Group III Class Cr-B-1 Percentage, Group III Class Cr-B-2 Percentage, Group III Class Cr-B-3 Percentage, Group III Class Cr-B-4 Percentage, Group III Class Cr-B-5 Percentage or Group III Class Cr-B-6 Percentage.

            Group III Class B Prepayment Percentage: Any of the Group III Class Cr-B-1 Prepayment Percentage, Group III Class Cr-B-2 Prepayment Percentage, Group III Class Cr-B-3 Prepayment Percentage, Group III Class Cr-B-4 Prepayment Percentage, Group III Class Cr-B-5 Prepayment Percentage or Group III Class Cr-B-6 Prepayment Percentage.

            Group III Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group III Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group III Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1C attached hereto.

            Group III Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group III Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group III Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group III-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group III Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group III Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group III Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group III Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group III Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group III Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group III Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group III Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group III Mortgage Loan which represent (i) the applicable Servicing Fee and
      (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group III Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group III Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group III Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group III Mortgage Loan substituted for a Group III Mortgage Loan pursuant to Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group III Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group III Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group III Mortgage Loans;

            (j) Month End Interest in respect of Group III Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group III Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group III Subordinate Amount: As to any Distribution Date, the excess of (i) the Group III Pool Balance over (ii) the Group III-A Principal Balance.

            Group III Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Percentage for such date.

            Group III Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Prepayment Percentage for such date.

            Group III-A Certificate: Any Class III-A-1, Class III-A-2 or Class III-A-3 Certificate.

            Group III-A Distribution Amount: As to any Distribution Date and any Class of Group III-A Certificates, the amount distributable to such Class of Group III-A Certificates pursuant to Paragraphs first clause (C), second clause
(C) and third clause (C) of Section 4.01(a)(i).

            Group III-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group III-A Certificates with respect to such Distribution Date.

            Group III-A Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group III-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group III-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (C) of Section 4.01(a)(i).

            Group III-A Loss Denominator: As to any Determination Date, an amount equal to the Group III-A Principal Balance.

            Group III-A Loss Percentage: As to any Determination Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group III-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group III-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group III-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group III-A Interest Accrual Amount, (ii) the Aggregate Group III-A Unpaid Interest Shortfall and (iii) the Group III-A Optimal Principal Amount.

            Group III-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group III Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group III-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group III-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group III-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group III-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group III-A Prepayment Percentage of the Recovery for Loan Group III for such Distribution Date.

            Group III-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group III, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group III-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group III Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group III, 100% or such lesser percentage which will cause the Group III-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group III-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group III-A Percentage as of such Distribution Date plus 70% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group III-A Percentage as of such Distribution Date plus 60% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group III-A Percentage as of such Distribution Date plus 40% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group III-A Percentage as of such Distribution Date plus 20% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group III-A Percentage as of such Distribution Date.

            No reduction of the level of the Group III-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group III-A Prepayment Percentage described in the second through sixth sentences of this definition of Group III-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group III-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group III-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group III-A Prepayment Percentage for the current Distribution Date, the current Group III-A Percentage and Group III Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group III Subordinated Percentage is equal to or greater than twice the Group III Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date plus 50% of the Group III Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group III-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group III-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group III-A Principal Balance below zero, the Group III-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group III-A Principal Balance to zero. In addition, once the Group III-A Principal Balance has been reduced to zero, the Group III-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group III-A Prepayment Percentage is reduced below the Group III-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group III-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group III-A Certificates.

            Group III-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph third clause (C) of Section 4.01(a)(i).

            Group III-A Shortfall Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group III-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group IV: The Group IV-A Certificates.

            Group IV Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group IV Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group IV Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group IV Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group IV Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group IV Class B Percentage: Any one of the Group IV Class Cr-B-1 Percentage, Group IV Class Cr-B-2 Percentage, Group IV Class Cr-B-3 Percentage, Group IV Class Cr-B-4 Percentage, Group IV Class Cr-B-5 Percentage or Group IV Class Cr-B-6 Percentage.

            Group IV Class B Prepayment Percentage: Any of the Group IV Class Cr-B-1 Prepayment Percentage, Group IV Class Cr-B-2 Prepayment Percentage, Group IV Class Cr-B-3 Prepayment Percentage, Group IV Class Cr-B-4 Prepayment Percentage, Group IV Class Cr-B-5 Prepayment Percentage or Group IV Class Cr-B-6 Prepayment Percentage.

            Group IV Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group IV Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group IV Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group IV Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group IV Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group IV Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1D attached hereto.

            Group IV Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group IV Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group IV Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group IV-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group IV Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group IV Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group IV Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group IV Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group IV Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group IV Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group IV Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group IV Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group IV Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group IV Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group IV Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group IV Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group IV Mortgage Loan substituted for a Group IV Mortgage Loan pursuant to Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group IV Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group IV Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group IV Mortgage Loans;

            (j) Month End Interest in respect of Group IV Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group IV Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group IV Subordinate Amount: As to any Distribution Date, the excess of (i) the Group IV Pool Balance over (ii) the Group IV-A Principal Balance.

            Group IV Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group IV-A Percentage for such date.

            Group IV Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group IV-A Prepayment Percentage for such date.

            Group IV-A Certificate: Any Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class IV-A-7 or Class IV-A-8 Certificate.

            Group IV-A Distribution Amount: As to any Distribution Date and any Class of Group IV-A Certificates, the amount distributable to such Class of Group IV-A Certificates pursuant to Paragraphs first clause (D), second clause
(D) and third clause (D) of Section 4.01(a)(i).

            Group IV-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group IV-A Certificates with respect to such Distribution Date.

            Group IV-A Interest Percentage: As to any Distribution Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group IV-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group IV-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group IV-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (D) of Section 4.01(a)(i).

            Group IV-A Loss Denominator: As to any Determination Date, an amount equal to the Group IV-A Principal Balance.

            Group IV-A Loss Percentage: As to any Determination Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group IV-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group IV-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group IV-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group IV-A Interest Accrual Amount, (ii) the Aggregate Group IV-A Unpaid Interest Shortfall and (iii) the Group IV-A Optimal Principal Amount.

            Group IV-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group IV Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group IV-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group IV-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group IV-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group IV-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group IV-A Prepayment Percentage of the Recovery for Loan Group IV for such Distribution Date.

            Group IV-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group IV, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group IV-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group IV Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group IV, 100% or such lesser percentage which will cause the Group IV-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group IV-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group IV-A Percentage as of such Distribution Date plus 70% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group IV-A Percentage as of such Distribution Date plus 60% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group IV-A Percentage as of such Distribution Date plus 40% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group IV-A Percentage as of such Distribution Date plus 20% of the Group IV Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group IV-A Percentage as of such Distribution Date.

            No reduction of the level of the Group IV-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group IV-A Prepayment Percentage described in the second through sixth sentences of this definition of Group IV-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group IV-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group IV-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group IV-A Prepayment Percentage for the current Distribution Date, the current Group IV-A Percentage and Group IV Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group IV Subordinated Percentage is equal to or greater than twice the Group IV Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group IV-A Prepayment Percentage for such Distribution Date will equal the Group IV-A Percentage for such Distribution Date plus 50% of the Group IV Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group IV-A Prepayment Percentage for such Distribution Date will equal the Group IV-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group IV-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group IV-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group IV-A Principal Balance below zero, the Group IV-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group IV-A Principal Balance to zero. In addition, once the Group IV-A Principal Balance has been reduced to zero, the Group IV-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group IV-A Prepayment Percentage is reduced below the Group IV-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group IV-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group IV-A Certificates.

            Group IV-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group IV-A Certificates pursuant to Paragraph third clause (D) of Section 4.01(a)(i).

            Group IV-A Shortfall Percentage: As to any Distribution Date and any Class of Group IV-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group IV-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group V: The Group V-A Certificates.

            Group V Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group V Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group V Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group V Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group V Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group V Class B Percentage: Any one of the Group V Class Cr-B-1 Percentage, Group V Class Cr-B-2 Percentage, Group V Class Cr-B-3 Percentage, Group V Class Cr-B-4 Percentage, Group V Class Cr-B-5 Percentage or Group V Class Cr-B-6 Percentage.

            Group V Class B Prepayment Percentage: Any of the Group V Class Cr-B-1 Prepayment Percentage, Group V Class Cr-B-2 Prepayment Percentage, Group V Class Cr-B-3 Prepayment Percentage, Group V Class Cr-B-4 Prepayment Percentage, Group V Class Cr-B-5 Prepayment Percentage or Group V Class Cr-B-6 Prepayment Percentage.

            Group V Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group V Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group V Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group V Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group V Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group V Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1E attached hereto.

            Group V Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group V Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group V Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group V-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group V Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group V Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group V Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group V Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group V Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group V Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group V Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group V Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group V Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group V Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group V Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group V Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group V Mortgage Loan substituted for a Group V Mortgage Loan pursuant to
      Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group V Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group V Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group V Mortgage Loans;

            (j) Month End Interest in respect of Group V Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group V Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group V Subordinate Amount: As to any Distribution Date, the excess of (i) the Group V Pool Balance over (ii) the Group V-A Principal Balance.

            Group V Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group V-A Percentage for such date.

            Group V Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group V-A Prepayment Percentage for such date.

            Group V-A Certificate: Any Class V-A-1 Certificate.

            Group V-A Distribution Amount: As to any Distribution Date and any Class of Group V-A Certificates, the amount distributable to such Class of Group V-A Certificates pursuant to Paragraphs first clause (E), second clause (E) and third clause (E) of Section 4.01(a)(i).

            Group V-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group V-A Certificates with respect to such Distribution Date.

            Group V-A Interest Percentage: As to any Distribution Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group V-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group V-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group V-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (E) of Section 4.01(a)(i).

            Group V-A Loss Denominator: As to any Determination Date, an amount equal to the Group V-A Principal Balance.

            Group V-A Loss Percentage: As to any Determination Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group V-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group V-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group V-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group V-A Interest Accrual Amount, (ii) the Aggregate Group V-A Unpaid Interest Shortfall and (iii) the Group V-A Optimal Principal Amount.

            Group V-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group V Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group V-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group V-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group V-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group V-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group V-A Prepayment Percentage of the Recovery for Loan Group V for such Distribution Date.

            Group V-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group V, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group V-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group V Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group V, 100% or such lesser percentage which will cause the Group V-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group V-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group V-A Percentage as of such Distribution Date plus 70% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group V-A Percentage as of such Distribution Date plus 60% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group V-A Percentage as of such Distribution Date plus 40% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group V-A Percentage as of such Distribution Date plus 20% of the Group V Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group V-A Percentage as of such Distribution Date.

            No reduction of the level of the Group V-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group V-A Prepayment Percentage described in the second through sixth sentences of this definition of Group V-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group V-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group V-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group V-A Prepayment Percentage for the current Distribution Date, the current Group V-A Percentage and Group V Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group V Subordinated Percentage is equal to or greater than twice the Group V Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group V-A Prepayment Percentage for such Distribution Date will equal the Group V-A Percentage for such Distribution Date plus 50% of the Group V Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group V-A Prepayment Percentage for such Distribution Date will equal the Group V-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group V-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group V-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group V-A Principal Balance below zero, the Group V-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group V-A Principal Balance to zero. In addition, once the Group V-A Principal Balance has been reduced to zero, the Group V-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group V-A Prepayment Percentage is reduced below the Group V-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group V-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group V-A Certificates.

            Group V-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group V-A Certificates pursuant to Paragraph third clause (E) of Section 4.01(a)(i).

            Group V-A Shortfall Percentage: As to any Distribution Date and any Class of Group V-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group V-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group VI: The Group VI-A Certificates.

            Group VI Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group VI Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group VI Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group VI Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group VI Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group VI Class B Percentage: Any one of the Group VI Class Cr-B-1 Percentage, Group VI Class Cr-B-2 Percentage, Group VI Class Cr-B-3 Percentage, Group VI Class Cr-B-4 Percentage, Group VI Class Cr-B-5 Percentage or Group VI Class Cr-B-6 Percentage.

            Group VI Class B Prepayment Percentage: Any of the Group VI Class Cr-B-1 Prepayment Percentage, Group VI Class Cr-B-2 Prepayment Percentage, Group VI Class Cr-B-3 Prepayment Percentage, Group VI Class Cr-B-4 Prepayment Percentage, Group VI Class Cr-B-5 Prepayment Percentage or Group VI Class Cr-B-6 Prepayment Percentage.

            Group VI Class Cr-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-1 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-1 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Class Cr-B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-2 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Class Cr-B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-3 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Class Cr-B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-4 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Class Cr-B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-5 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Class Cr-B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group VI Subordinated Percentage by a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class Cr-B Principal Balance.

            Group VI Class Cr-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group VI Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class Cr-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), the Class Cr-B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the Principal Balances of the Classes of Class Cr-B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class Cr-B-6 Certificates are the only Class Cr-B Certificates eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group VI Class Cr-B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be one.

            Group VI Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1F attached hereto.

            Group VI Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group VI Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group VI Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group VI-A Certificates and Class Cr-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group VI Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group VI Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group VI Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group VI Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group VI Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group VI Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group VI Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group VI Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group VI Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group VI Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group VI Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group VI Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group VI Mortgage Loan substituted for a Group VI Mortgage Loan pursuant to Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group VI Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group VI Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group VI Mortgage Loans;

            (j) Month End Interest in respect of Group VI Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group VI Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group VI Subordinate Amount: As to any Distribution Date, the excess of (i) the Group VI Pool Balance over (ii) the Group VI-A Principal Balance.

            Group VI Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group VI-A Percentage for such date.

            Group VI Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group VI-A Prepayment Percentage for such date.

            Group VI-A Certificate: Any Class VI-A-1, Class VI-A-2, Class VI-A-3 or Class VI-A-4 Certificate.

            Group VI-A Distribution Amount: As to any Distribution Date and any Class of Group VI-A Certificates, the amount distributable to such Class of Group VI-A Certificates pursuant to Paragraphs first clause (F), second clause
(F) and third clause (F) of Section 4.01(a)(i).

            Group VI-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group VI-A Certificates with respect to such Distribution Date.

            Group VI-A Interest Percentage: As to any Distribution Date and any Class of Group VI-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group VI-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group VI-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group VI-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (F) of Section 4.01(a)(i).

            Group VI-A Loss Denominator: As to any Determination Date, an amount equal to the Group VI-A Principal Balance.

            Group VI-A Loss Percentage: As to any Determination Date and any Class of Group VI-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group VI-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group VI-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group VI-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group VI-A Interest Accrual Amount, (ii) the Aggregate Group VI-A Unpaid Interest Shortfall and (iii) the Group VI-A Optimal Principal Amount.

            Group VI-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group VI Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group VI-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group VI-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group VI-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group VI-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group VI-A Prepayment Percentage of the Recovery for Loan Group VI for such Distribution Date.

            Group VI-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group VI, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group VI-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group VI Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group VI, 100% or such lesser percentage which will cause the Group VI-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group VI-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2012, 100%. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group VI-A Percentage as of such Distribution Date plus 70% of the Group VI Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group VI-A Percentage as of such Distribution Date plus 60% of the Group VI Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014 to and including the Distribution Date in September 2015, the Group VI-A Percentage as of such Distribution Date plus 40% of the Group VI Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2015 to and including the Distribution Date in September 2016, the Group VI-A Percentage as of such Distribution Date plus 20% of the Group VI Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2016, the Group VI-A Percentage as of such Distribution Date.

            No reduction of the level of the Group VI-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance; and (B) cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed the following percentages of the Original Class Cr-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2012 and September 2013 (2) 35%, if such Distribution Date occurs between and including October 2013 and September 2014, (3) 40%, if such Distribution Date occurs between and including October 2014 and September 2015, (4) 45%, if such Distribution Date occurs between and including October 2015 and September 2016, and (5) 50%, if such Distribution Date occurs during or after October 2016.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group VI-A Prepayment Percentage described in the second through sixth sentences of this definition of Group VI-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group VI-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group VI-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group VI-A Prepayment Percentage for the current Distribution Date, the current Group VI-A Percentage and Group VI Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group VI Subordinated Percentage is equal to or greater than twice the Group VI Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Crossed Group Mortgage Loans that were delinquent 60 days or more (including for this purpose any Crossed Group Mortgage Loans in foreclosure and Crossed Group Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class Cr-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 20% of the Original Class Cr-B Subordinated Principal Amount, then the Group VI-A Prepayment Percentage for such Distribution Date will equal the Group VI-A Percentage for such Distribution Date plus 50% of the Group VI Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Crossed Group Mortgage Loans do not exceed 30% of the Original Class Cr-B Subordinated Principal Amount, then the Group VI-A Prepayment Percentage for such Distribution Date will equal the Group VI-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Crossed Group Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group VI-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group VI-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group VI-A Principal Balance below zero, the Group VI-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group VI-A Principal Balance to zero. In addition, once the Group VI-A Principal Balance has been reduced to zero, the Group VI-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group VI-A Prepayment Percentage is reduced below the Group VI-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group VI-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group VI-A Certificates.

            Group VI-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group VI-A Certificates pursuant to Paragraph third clause (F) of Section 4.01(a)(i).

            Group VI-A Shortfall Percentage: As to any Distribution Date and any Class of Group VI-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group VI-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group VII: The Group VII-A and Class VII-B Certificates.

            Group VII Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group VII Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group VII Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group VII Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group VII Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group VII Class B Percentage: Any of the Class VII-B-1 Percentage, Class VII-B-2 Percentage, Class VII-B-3 Percentage, Class VII-B-4 Percentage, Class VII-B-5 Percentage or Class VII-B-6 Percentage.

            Group VII Class B Prepayment Percentage: Any of the Class VII-B-1 Prepayment Percentage, Class VII-B-2 Prepayment Percentage, Class VII-B-3 Prepayment Percentage, Class VII-B-4 Prepayment Percentage, Class VII-B-5 Prepayment Percentage or Class VII-B-6 Prepayment Percentage.

            Group VII Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1G attached hereto.

            Group VII Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iv).

            Group VII Lower-Tier REMIC: One of three separate REMICs comprising the Trust Estate, the assets of which consist of the Group VII Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (and deemed on deposit in the Group VII Subaccount), the insurance policies, if any, relating to a Group VII Mortgage Loan and property which secured a Group VII Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Group VII Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group VII Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group VII Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group VII-A Certificates and Class VII-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group VII Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group VII Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group VII Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group VII Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount with respect to a Group VII Mortgage Loan as provided in Section 4.01(a)(iii) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group VII Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group VII Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group VII Mortgage Loan by the Master Servicer or the Trustee;

                  (c) that portion of each payment of interest on a particular Group VII Mortgage Loan which represents (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group VII Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group VII Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group VII Mortgage Loans repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group VII Mortgage Loan substituted for a Group VII Mortgage Loan pursuant to Section 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group VII Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group VII Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) Liquidation Profits in respect of Group VII Mortgage
      Loans;

                  (j) Month End Interest in respect of Group VII Mortgage Loans;

                  (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group VII Mortgage Loans; and

                  (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group VII Subordinate Amount: As to any Distribution Date, the excess of (i) the Group VII Pool Balance over (ii) the Group VII-A Principal Balance.

            Group VII Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group VII-A Percentage for such date.

            Group VII Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group VII-A Prepayment Percentage for such date.

            Group VII Subaccount: A sub-account of the Certificate Account, as described in Section 3.01(a).

            Group VII-A Certificate: Any Class VII-A-1 or Class VII-A-2 Certificate.

            Group VII-A Distribution Amount: As to any Distribution Date and any Class of Group VII-A Certificates, the amount distributable to such Class pursuant to Paragraphs first clause (G), second clause (G) and third clause (G) of Section 4.01(a)(i).

            Group VII-A Interest Accrual Amount: As to any Distribution Date, the Interest Accrual Amount for the Group VII-A Certificates with respect to such Distribution Date.

            Group VII-A Interest Percentage: As to any Distribution Date and any Class of Group VII-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group VII-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group VII-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group VII-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (G) of Section 4.01(a)(i).

            Group VII-A Loss Denominator: As to any Determination Date, an amount equal to the Group VII-A Principal Balance.

            Group VII-A Loss Percentage: As to any Determination Date and any Class of Group VII-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group VII-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group VII-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group VII-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group VII-A Interest Accrual Amount, (ii) the Aggregate Group VII-A Unpaid Interest Shortfall and (iii) the Group VII-A Optimal Principal Amount.

            Group VII-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group VII Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group VII-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group VII-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group VII-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Section 2.02, 2.03 or 3.08; and

                  (iv) the Group VII-A Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of the substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

      (II) the Group VII-A Prepayment Percentage of the Recovery for Loan Group VII for such Distribution Date.

            Group VII-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date for Group VII, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group VII-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group VII Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date for Group VII, 100% or such lesser percentage which will cause the Group VII-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group VII-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in September 2010, 100%. As to any Distribution Date subsequent to September 2010 to and including the Distribution Date in September 2011, the Group VII-A Percentage as of such Distribution Date plus 70% of the Group VII Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2011 to and including the Distribution Date in September 2012, the Group VII-A Percentage as of such Distribution Date plus 60% of the Group VII Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2012 to and including the Distribution Date in September 2013, the Group VII-A Percentage as of such Distribution Date plus 40% of the Group VII Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2013 to and including the Distribution Date in September 2014, the Group VII-A Percentage as of such Distribution Date plus 20% of the Group VII Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to September 2014, the Group VII-A Percentage as of such Distribution Date.

            No reduction of the level of the Group VII-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Group VII Mortgage Loans that were delinquent 60 days or more (including for this purpose any Group VII Mortgage Loans in foreclosure and Group VII Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class VII-B Principal Balance; and (B) cumulative Realized Losses on the Group VII Mortgage Loans do not exceed the following percentages of the Original Class VII-B Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including October 2010 and September 2011
(2) 35%, if such Distribution Date occurs between and including October 2011 and September 2012, (3) 40%, if such Distribution Date occurs between and including October 2012 and September 2013, (4) 45%, if such Distribution Date occurs between and including October 2013 and September 2014, and (5) 50%, if such Distribution Date occurs during or after October 2014.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group VII-A Prepayment Percentage described in the second through sixth sentences of this definition of Group VII-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group VII-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group VII-A Prepayment Percentage for the Distribution Date occurring in the September preceding such Distribution Date (it being understood that for the purposes of the determination of the Group VII-A Prepayment Percentage for the current Distribution Date, the current Group VII-A Percentage and Group VII Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Group VII Subordinated Percentage is equal to or greater than twice the Group VII Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Group VII Mortgage Loans that were delinquent 60 days or more (including for this purpose any Group VII Mortgage Loans in foreclosure and Group VII Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class VII-B Principal Balance and (iii)(A) prior to the Distribution Date in October 2008, cumulative Realized Losses on the Group VII Mortgage Loans do not exceed 20% of the Original Class VII-B Subordinated Principal Amount, then the Group VII-A Prepayment Percentage for such Distribution Date will equal the Group VII-A Percentage for such Distribution Date plus 50% of the Group VII Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in October 2008, cumulative Realized Losses on the Group VII Mortgage Loans do not exceed 30% of the Original Class VII-B Subordinated Principal Amount, then the Group VII-A Prepayment Percentage for such Distribution Date will equal the Group VII-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Group VII-A Percentage exceeds such percentage as of the Cut-Off Date, then the Group VII-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group VII-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group VII-A Principal Balance below zero, the Group VII-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group VII-A Principal Balance to zero. In addition, once the Group VII-A Principal Balance has been reduced to zero, the Group VII-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group VII-A Prepayment Percentage is reduced below the Group VII-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group VII-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances of the Class VII-A-1 and Class VII-A-2 Certificates.

            Group VII-A Principal Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group VII-A Certificates pursuant to Paragraph third clause (G) of Section 4.01(a)(i).

            Group VII-A Shortfall Percentage: As to any Distribution Date and any Class of Group VII-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group VII-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: Either the One-Year CMT Index or the One-Year LIBOR Index. In the event that either such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I-A Interest Percentage, Group II-A Interest Percentage, Group III-A Interest Percentage, Group IV-A Interest Percentage, Group V-A Interest Percentage, Group VI-A Interest Percentage or Group VII-A Interest Percentage, as applicable, of such Class of the interest portion of any Realized Losses allocated to the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates, Group VI-A Certificates or Group VII-A Certificates, as applicable, on or after the applicable Subordination Depletion Date pursuant to
Section 4.02(c) and (B) for the Class A Certificates of the Crossed Groups, the Crossed Group Class A Interest Percentage, and for the Group VII-A Certificates, the Group VII-A Interest Percentage, of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates of such Crossed Group or the Group VII-A Certificates, as applicable, with respect to such Distribution Date.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the applicable Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B or Class VII-B Certificates, as applicable, with respect to such Distribution Date.

            Letter of Credit: As defined in the Wells Fargo Bank Servicing Agreement.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances (including Periodic Advances) expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI or Loan Group VII.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group III: The Group III Mortgage Loans.

            Loan Group IV: The Group IV Mortgage Loans.

            Loan Group V: The Group V Mortgage Loans.

            Loan Group VI: The Group VI Mortgage Loans.

            Loan Group VII: The Group VII Mortgage Loans.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: The aggregate of the Crossed Group Lower-Tier Distribution Amount and the Group VII Lower-Tier Distribution Amount.

            Master Servicer: Wells Fargo Bank, or its successor in interest. Initially, the Master Servicer functions shall be performed by the Corporate Trust Services division of Wells Fargo Bank.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.24.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MERS: The Mortgage Electronic Registration Systems, Inc.

            MERS Mortgage Loan: Any MOM Mortgage Loan or any other Mortgage Loan as to which MERS is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MIN: A MERS Mortgage Identification Number assigned to a Mortgage Loan registered under MERS.

            MOM: A Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc. or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of September 20, 2005 between Wells Fargo Bank, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibit F-1A, Exhibit F-1B, Exhibit F-1C, Exhibit F-1D, Exhibit F-1E, Exhibit F-1F and Exhibit F-1G, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02,
2.03 or 2.06 and which list shall set forth at a minimum the following information as of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)     the Mortgage Loan identifying number;

            (ii)    the city, state and zip code of the Mortgaged Property;

            (iii)   the type of property;

            (iv)    the Mortgage Interest Rate;

            (v)     the Net Mortgage Interest Rate;

            (vi)    the Monthly Payment;

            (vii)   the original number of months to maturity;

            (viii)  the scheduled maturity date;

            (ix)    the Cut-Off Date Principal Balance;

            (x)     the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xii)   the applicable Servicing Fee Rate;

            (xiii)  the Master Servicing Fee Rate;

            (xiv)   the applicable Index;

            (xv)    the Gross Margin;

            (xvi)   the Periodic Cap;

            (xvii)  the first Adjustment Date;

            (xviii) the Rate Ceiling; and

            (xix) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01(a) and any mortgage loans substituted therefor pursuant to Section 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in Section 11.24 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Net WAC: As to any Loan Group and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on the Scheduled Principal Balances of the Mortgage Loans in such Loan Group on the first day of the month preceding the month in which such Distribution Date occurs).

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date and (A) the Crossed Loan Groups, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Crossed Group Mortgage Loans over the Compensating Interest with respect to the Crossed Loan Groups for such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Crossed Loan Groups for such Distribution Date and (B) Loan Group VII, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Group VII Mortgage Loans over the Compensating Interest with respect to such Loan Group for such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Loan Group for such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date for the Crossed Groups or Group VII, as the case may be, the Non-Supported Interest Shortfall for the Crossed Loan Groups or Loan Group VII, as applicable, determined pursuant to the preceding sentence will be increased by the amount of any applicable Subordination Depletion Date Interest Shortfall with respect to the Crossed Loan Groups or Loan Group VII, as the case may be, for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a)
(i) the Crossed Groups according to the percentage obtained by dividing the Crossed Group Class A Principal Balance by the Aggregate Crossed Group Principal Balance or (ii) the Group VII-A-1 Certificates according to the percentage obtained by dividing the Group VII-A Principal Balance by the Aggregate Group VII Principal Balance and (b) (i) the Class Cr-B Certificates according to the percentage obtained by dividing the Class Cr-B Principal Balance by the Aggregate Crossed Group Principal Balance or (ii) the Class VII-B Certificates according to the percentage obtained by dividing the Class VII-B Principal Balance by the Aggregate Group VII Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            NYCEMA: A New York Consolidation, Extension and Modification Agreement.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            One-Year CMT Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            One-Year LIBOR Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of the date 45 days before the applicable Adjustment Date.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses to such Class) and (ii)(a) the Principal Balance of any Class of Class A Certificates of the Crossed Groups or Group VII, as applicable, would be subject to further reduction as a result of the third sentence of the definition of Principal Balance or (b) the Principal Balance of a related Class of Class Cr-B or Class VII-B Certificates, as applicable, with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class Cr-B-1 Principal Balance, Class Cr-B-2 Principal Balance, Class Cr-B-3 Principal Balance, Class Cr-B-4 Principal Balance, Class Cr-B-5 Principal Balance, Class Cr-B-6 Principal Balance, Class VII-B-1 Principal Balance, Class VII-B-2 Principal Balance, Class VII-B-3 Principal Balance, Class VII-B-4 Principal Balance, Class VII-B-5 Principal Balance or Class VII-B-6 Principal Balance.

            Original Class VII-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class VII-B-2 Principal Balance, the Original Class VII-B-3 Principal Balance, the Original Class VII-B-4 Principal Balance, the Original Class VII-B-5 Principal Balance and the Original Class VII-B-6 Principal Balance by the Cut-Off Date Loan Group VII Aggregate Principal Balance. The Original Class VII-B-1 Fractional Interest is specified in Section 11.14.

            Original Class VII-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class VII-B-3 Principal Balance, the Original Class VII-B-4 Principal Balance, the Original Class VII-B-5 Principal Balance and the Original Class VII-B-6 Principal Balance by the Cut-Off Date Loan Group VII Aggregate Principal Balance. The Original Class VII-B-2 Fractional Interest is specified in Section 11.15.

            Original Class VII-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class VII-B-4 Principal Balance, the Original Class VII-B-5 Principal Balance and the Original Class VII-B-6 Principal Balance by the Cut-Off Date Loan Group VII Aggregate Principal Balance. The Original Class VII-B-3 Fractional Interest is specified in Section 11.16.

            Original Class VII-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class VII-B-5 Principal Balance and the Original Class VII-B-6 Principal Balance by the Cut-Off Date Loan Group VII Aggregate Principal Balance. The Original Class VII-B-4 Fractional Interest is specified in Section 11.17.

            Original Class VII-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class VII-B-6 Principal Balance by the Cut-Off Date Loan Group VII Aggregate Principal Balance. The Original Class VII-B-5 Fractional Interest is specified in Section 11.18.

            Original Class VII-B-1 Principal Balance: The Class VII-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class VII-B-2 Principal Balance: The Class VII-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class VII-B-3 Principal Balance: The Class VII-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class VII-B-4 Principal Balance: The Class VII-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class VII-B-5 Principal Balance: The Class VII-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class VII-B-6 Principal Balance: The Class VII-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B Principal Balance: The sum of the Original Class Cr-B-1 Principal Balance, Original Class Cr-B-2 Principal Balance, Original Class Cr-B-3 Principal Balance, Original Class Cr-B-4 Principal Balance, Original Class Cr-B-5 Principal Balance, Original Class Cr-B-6 Principal Balance, Original Class VII-B-1 Principal Balance, Original Class VII-B-2 Principal Balance, Original Class VII-B-3 Principal Balance, Original Class VII-B-4 Principal Balance, Original Class VII-B-5 Principal Balance and Original Class VII-B-6 Principal Balance, as set forth in Section 11.08.

            Original Class Cr-B Principal Balance: The Class Cr-B Principal Balance as of the Cut-Off Date, as set forth in Section 11.07(a).

            Original Class Cr-B Subordinated Principal Amount: The Class Cr-B Principal Balance as of the Cut-Off Date.

            Original Class Cr-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class Cr-B-2 Principal Balance, the Original Class Cr-B-3 Principal Balance, the Original Class Cr-B-4 Principal Balance, the Original Class Cr-B-5 Principal Balance and the Original Class Cr-B-6 Principal Balance by the Cut-Off Date Crossed Loan Group Aggregate Principal Balance. The Original Class Cr-B-1 Fractional Interest is specified in Section 11.09.

            Original Class Cr-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class Cr-B-3 Principal Balance, the Original Class Cr-B-4 Principal Balance, the Original Class Cr-B-5 Principal Balance and the Original Class Cr-B-6 Principal Balance by the Cut-Off Date Crossed Loan Group Aggregate Principal Balance. The Original Class Cr-B-2 Fractional Interest is specified in Section 11.10.

            Original Class Cr-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class Cr-B-4 Principal Balance, the Original Class Cr-B-5 Principal Balance and the Original Class Cr-B-6 Principal Balance by the Cut-Off Date Crossed Loan Group Aggregate Principal Balance. The Original Class Cr-B-3 Fractional Interest is specified in Section 11.11.

            Original Class Cr-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class Cr-B-5 Principal Balance and the Original Class Cr-B-6 Principal Balance by the Cut-Off Date Crossed Loan Group Aggregate Principal Balance. The Original Class Cr-B-4 Fractional Interest is specified in Section 11.12.

            Original Class Cr-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class Cr-B-6 Principal Balance by the Cut-Off Date Crossed Loan Group Aggregate Principal Balance. The Original Class Cr-B-5 Fractional Interest is specified in Section 11.13.

            Original Class Cr-B-1 Principal Balance: The Class Cr-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class Cr-B-2 Principal Balance: The Class Cr-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class Cr-B-3 Principal Balance: The Class Cr-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class Cr-B-4 Principal Balance: The Class Cr-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class Cr-B-5 Principal Balance: The Class Cr-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class Cr-B-6 Principal Balance: The Class Cr-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(a).

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(b).

            Original Group III-A Percentage: The Group III-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(c).

            Original Group IV-A Percentage: The Group IV-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(d).

            Original Group V-A Percentage: The Group V-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(e).

            Original Group VI-A Percentage: The Group VI-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(f).

            Original Group VII-A Percentage: The Group VII-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(g).

            Original Class VII-B Principal Balance: The Class VII-B Principal Balance as of the Cut-Off Date, as set forth in Section 11.07(b).

            Original Class VII-B Subordinated Principal Amount: The Class VII-B Principal Balance as of the Cut-Off Date.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.04; the Original Class Cr-B-1 Principal Balance, Original Class Cr-B-2 Principal Balance, Original Class Cr-B-3 Principal Balance, Original Class Cr-B-4 Principal Balance, Original Class Cr-B-5 Principal Balance, Original Class Cr-B-6 Principal Balance, Original Class VII-B-1 Principal Balance, Original Class VII-B-2 Principal Balance, Original Class VII-B-3 Principal Balance, Original Class VII-B-4 Principal Balance, Original Class VII-B-5 Principal Balance or Original Class VII-B-6 Principal Balance as set forth in Section 11.08.

            Other Servicer: Any of the Servicers other than Wells Fargo Bank.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified in Exhibits F-2A, F-2B, F-2C, F-2D, F-2E, F-2F and F-2G hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Section 2.02, 2.03 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the Wells Fargo Bank Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02, 2.03 or 3.08.

            Owner Mortgage Loan File: A file maintained by the Custodian for each Mortgage Loan that contains the documents specified in Section 2.01(a) and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class IV-A-4 Certificates.

            PAC Principal Amount: As defined in Section 4.01(b).

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by
Section 4.04. The Paying Agent may be the Trustee. The initial Paying Agent is appointed in Section 4.03(b).

            Payment Account: The account maintained pursuant to Section 4.03(a).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Servicemembers Civil Relief Act, as it may be amended from time to time, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            Pledge Holder: As defined in the Wells Fargo Bank Servicing
Agreement.

            Pledged Asset Mortgage Loans: The Mortgage Loans listed on Exhibit Q for which Letters of Credit have been issued.

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            Pool Balance: Any of the Group I Pool Balance, Group II Pool Balance, Group III Pool Balance, Group IV Pool Balance, Group V Pool Balance, Group VI Pool Balance or Group VII Pool Balance.

            Pool Scheduled Principal Balance: With respect to the Crossed Loan Groups, the Crossed Group Pool Balance and with respect to Loan Group VII, the Group VII Pool Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class Cr-B-1 Optimal Principal Amount, Class Cr-B-2 Optimal Principal Amount, Class Cr-B-3 Optimal Principal Amount, Class Cr-B-4 Optimal Principal Amount, Class Cr-B-5 Optimal Principal Amount, Class Cr-B-6 Optimal Principal Amount, Class VII-B-1 Optimal Principal Amount, Class VII-B-2 Optimal Principal Amount, Class VII-B-3 Optimal Principal Amount, Class VII-B-4 Optimal Principal Amount, Class VII-B-5 Optimal Principal Amount or Class VII-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(ii) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the applicable Subordination Depletion Date and as to any Class of Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates, Group VI-A Certificates or Group VII-A Certificates, as the case may be, the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment. After the applicable Subordination Depletion Date, each such Principal Balance of a Class of Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates, Group VI-A Certificates or Group VII-A Certificates, as the case may be, will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage, Group II-A Loss Percentage, Group III-A Loss Percentage, Group IV-A Loss Percentage, Group V-A Loss Percentage, Group VI-A Loss Percentage or Group VII-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, Group V-A Principal Balance, Group VI-A Principal Balance or Group VII-A Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount, Group V Adjusted Pool Amount, Group VI Adjusted Pool Amount or Group VII Adjusted Pool Amount, as applicable, for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class I-A-1 Certificates will be decreased by the Class I-A-2 Loss Allocation Amount, the amount of any such reduction for the Class III-A-2 Certificates will be decreased by the Class III-A-3 Loss Allocation Amount, the amount of any such reduction for the Class IV-A-2 Certificates will be decreased by the Class IV-A-3 Loss Allocation Amount, the amount of any such reduction for the Class IV-A-6 Certificates will be decreased by the Class IV-A-7 Loss Allocation Amount, the amount of any such reduction for the Class VI-A-1 Certificates will be decreased by the Class VI-A-2 Loss Allocation Amount, the amount of any such reduction for the Class VI-A-3 Certificates will be decreased by the Class VI-A-4 Loss Allocation Amount and the amount of any such reduction for the Class VII-A-1 Certificates will be decreased by the Class VII-A-2 Loss Allocation Amount. After the applicable Subordination Depletion Date, the Principal Balances of the Class I-A-2 Certificates, Class III-A-3 Certificates, Class IV-A-3 Certificates, Class IV-A-7 Certificates, Class VI-A-2 Certificates, Class VI-A-4 Certificates and Class VII-A-2 Certificates will additionally be reduced by the Class I-A-2 Loss Allocation Amount, the Class III-A-3 Loss Allocation Amount, the Class IV-A-3 Loss Allocation Amount, the Class IV-A-7 Loss Allocation Amount, the Class VI-A-2 Loss Allocation Amount, the Class VI-A-4 Loss Allocation Amount and the Class VII-A-2 Loss Allocation Amount, respectively. In addition, any increase allocated to the Class I-A-1 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class I-A-2 Certificates, any increase allocated to the Class III-A-2 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class III-A-3 Certificates, any increase allocated to the Class IV-A-2 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class IV-A-3 Certificates, any increase allocated to the Class IV-A-6 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class IV-A-7 Certificates, any increase allocated to the Class VI-A-1 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class VI-A-2 Certificates, any increase allocated to the Class VI-A-3 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class VI-A-4 Certificates and any increase allocated to the Class VII-A-1 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class VII-A-2 Certificates. Notwithstanding the foregoing, on any Distribution Date in which the Class I-A-1 Loss Amount exceeds the Principal Balance of the Class I-A-2 Certificates prior to any reduction for the Class I-A-2 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class I-A-1 Certificates, on any Distribution Date in which the Class III-A-2 Loss Amount exceeds the Principal Balance of the Class III-A-3 Certificates prior to any reduction for the Class III-A-3 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class III-A-2 Certificates, on any Distribution Date in which the Class IV-A-2 Loss Amount exceeds the Principal Balance of the Class IV-A-3 Certificates prior to any reduction for the Class IV-A-3 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class IV-A-2 Certificates, on any Distribution Date in which the Class IV-A-6 Loss Amount exceeds the Principal Balance of the Class IV-A-7 Certificates prior to any reduction for the Class IV-A-7 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class IV-A-6 Certificates, on any Distribution Date in which the Class VI-A-1 Loss Amount exceeds the Principal Balance of the Class VI-A-2 Certificates prior to any reduction for the Class VI-A-2 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class VI-A-1 Certificates, on any Distribution Date in which the Class VI-A-3 Loss Amount exceeds the Principal Balance of the Class VI-A-4 Certificates prior to any reduction for the Class VI-A-4 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class VI-A-3 Certificates and on any Distribution Date in which the Class VII-A-1 Loss Amount exceeds the Principal Balance of the Class VII-A-2 Certificates prior to any reduction for the Class VII-A-2 Loss Allocation Amount, such excess will be allocated in reduction of the Principal Balance of the Class VII-A-1 Certificates.

            As to the Class B Certificates, the Class Cr-B-1 Principal Balance, Class Cr-B-2 Principal Balance, Class Cr-B-3 Principal Balance, Class Cr-B-4 Principal Balance, Class Cr-B-5 Principal Balance, Class Cr-B-6 Principal Balance, the Class VII-B-1 Principal Balance, Class VII-B-2 Principal Balance, Class VII-B-3 Principal Balance, Class VII-B-4 Principal Balance, Class VII-B-5 Principal Balance and Class VII-B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clauses (A), (B), (C), (D), (E), (F) and (G) of Section 4.01(a)(i) or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated September 16, 2005 as supplemented by the prospectus supplement dated September 16, 2005, relating to the Class A, Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class I-A-1, Class I-A-2, Class II-A-1, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class IV-A-7, Class IV-A-8, Class V-A-1, Class VI-A-1, Class VI-A-2, Class VI-A-3 and Class VI-A-4 Certificates are S&P and Moody's. The Rating Agency for the Class I-A-R, Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4 and Class Cr-B-5 Certificates is S&P. The Rating Agencies for the Class VII-A-1 and Class VII-A-2
Certificates are Moody's and Fitch. The Rating Agency for the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4 and Class VII-B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's, F-1+ in the case of Fitch, and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: As to any Distribution Date and each Loan Group, the sum of all amounts received (net of any reimbursable expenses) for Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans or Group VII Mortgage Loans, as applicable, subsequent to any such Mortgage Loan being determined to be a Liquidated Loan.

            Reimbursement Amount: As defined in Section 2.03(c).

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Servicemembers Civil Relief Act, as it may be amended from time to time, or comparable state legislation. Any Relief Act Shortfall will be allocated to (a) (i) the Class A Certificates of the Crossed Groups according to the percentage obtained by dividing the Aggregate Crossed Group Class A Principal Balance by the Aggregate Crossed Group Principal Balance or (ii) the Group VII-A Certificates according to the percentage obtained by dividing the Group VII-A Principal Balance by the Aggregate Group VII Principal Balance and (b) (i) the Class Cr-B Certificates according to the percentage obtained by dividing the Class Cr-B Principal Balance by the Aggregate Crossed Group Principal Balance or (ii) the Class VII-B Certificates according to the percentage obtained by dividing the Class VII-B Principal Balance by the Aggregate Group VII Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release (which may be in electronic form) in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Retained Mortgage Loan File: A file maintained by Wells Fargo Bank prior to any Document Transfer Event for each Mortgage Loan that contains the documents specified in Section 2.01(b) and any additional documents required to be added to the Retained Mortgage Loan File pursuant to this Agreement.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Wells Fargo Bank, as a Servicer under the related Servicing Agreement. Initially the servicing functions performed by Wells Fargo Bank shall be performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.23.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.22.

            Startup Day: As defined in Section 2.05.

            Subordinate Balance Ratio: As of any date of determination, the ratio between the principal balances of the Class I-LS Interest, Class II-LS Interest, Class III-LS Interest, Class IV-LS Interest, Class V-LS Interest and Class VI-LS Interest, equal to the ratio between the Group I Subordinate Amount, Group II Subordinate Amount, Group III Subordinate Amount, Group IV Subordinate Amount, Group V Subordinate Amount and Group VI Subordinate Amount.

            Subordination Depletion Date: (A) With respect to the Crossed Groups, the Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage, Group II-A Percentage, Group III-A Percentage, Group IV-A Percentage, Group V-A Percentage and Group VI-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100% and (B) with respect to the Group VII, the Distribution Date preceding the first Distribution Date on which the Group VII-A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to the Crossed Loan Groups and Loan Group VII and any Distribution Date that occurs on or after the applicable Subordination Depletion Date with respect to any applicable Unscheduled Principal Receipt (other than a Prepayment in Full or Curtailment):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Account: If the Trust Estate contains any Subsidy Loans, the deposit account or accounts created and maintained by the Servicer for deposit of Subsidy Funds and amounts payable under interest subsidy agreements relating to mortgage loans other than the Mortgage Loans.

            Subsidy Funds: If the Trust Estate contains any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and all other property and rights described in the first paragraph of Section 2.01(a).

            Trustee: Wachovia Bank, National Association, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1A, Exhibit F-1B, Exhibit F-1C, Exhibit F-1D, Exhibit F-1E, Exhibit F-1F and Exhibit F-1G hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, 2.03 or 2.06, serviced under the Wells Fargo Bank Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Crossed Group Lower-Tier Interest: A regular interest in the Crossed Group Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. The Class I-L Interest, Class I-LS Interest, Class II-L Interest, Class II-LS Interest, Class III-L Interest, Class III-LS Interest, Class IV-L Interest, Class IV-LS Interest, Class V-L Interest, Class V-LS Interest, Class VI-L Interest and Class VI-LS Interest are Uncertificated Crossed Group Lower-Tier Interests.

            Uncertificated Group VII Lower-Tier Interest: The regular interest in the Group VII Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. The Class VII-L Interest is the Uncertificated Group VII Lower-Tier Interest.

            Uncertificated Lower-Tier Interest: Any of the Uncertificated Crossed Group Lower-Tier Interests or the Uncertificated Group VII Lower-Tier Interest.

            Undercollateralized Amount: As defined in Section 4.01(b)(iii).

            Undercollateralized Group: As defined in Section 4.01(b)(iii).

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class Cr-B-1 Unpaid Interest Shortfall, the Class Cr-B-2 Unpaid Interest Shortfall, the Class Cr-B-3 Unpaid Interest Shortfall, the Class Cr-B-4 Unpaid Interest Shortfall, the Class Cr-B-5 Unpaid Interest Shortfall, the Class Cr-B-6 Unpaid Interest Shortfall, the Class VII-B-1 Unpaid Interest Shortfall, the Class VII-B-2 Unpaid Interest Shortfall, the Class VII-B-3 Unpaid Interest Shortfall, the Class VII-B-4 Unpaid Interest Shortfall, the Class VII-B-5 Unpaid Interest Shortfall and the Class VII-B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, the principal portion of Net Liquidation Proceeds, the principal portion of Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than those portions of the Class I-A-R Certificate represented by the Class I-A-LR1 Interest and the Class I-A-LR2 Interest) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the three separate REMICs comprising the Trust Estate, the assets of which consist of the Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Aggregate Crossed Group Principal Balance and the Aggregate Group VII Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Wells Fargo Bank: Wells Fargo Bank, N.A., or its successor in interest.

            Wells Fargo Bank Correspondents: The entities identified on a list provided by Wells Fargo Bank to the Master Servicer, from which Wells Fargo Bank purchased the Mortgage Loans.

            Wells Fargo Bank Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans initially by Wells Fargo Bank.

            Section 1.02 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 1.03 Effect of Headings and Table of Contents.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            Section 1.04 Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan, (e) all of the Seller's right, title and interest in and to the proceeds of the Letters of Credit and (f) proceeds of all the foregoing. It is agreed and understood by the Seller and the Trustee that it is not intended that any mortgage loan be included in the Trust Estate that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act, effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act, effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or
(iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date the following documents or instruments with respect to each Mortgage Loan:

            (i) The original Mortgage Note either (A) endorsed in blank or (B) endorsed as provided in Section 2.01(d), with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements or with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a lost note affidavit with a copy of the Mortgage Note and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii) A recorded original assignment of the related Mortgage from Wells Fargo Bank assigning the related Mortgage to the Trustee (which may be assigned in blank), certified by the recording office, or, if such assignment is in the process of being recorded, a copy of the related Mortgage transmitted for recordation certified by an officer of Wells Fargo Bank or applicable Wells Fargo Bank Correspondent to be a true and correct copy of such assignment submitted for recordation; provided, however, if recordation is not required as described below, an assignment in recordable form (which may be assigned in blank) with respect to the related Mortgage;

            (iii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage Note, if any;

            (iv) For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (a) The loan security agreement;

                  (b)   The stock certificate;

                  (c)   The stock power, executed in blank;

                  (d)   The executed proprietary lease;

                  (e)   The executed recognition agreement;

                  (f) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (g) The executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation); and

            (v) For each Letter of Credit, the original advice of such Letter of Credit endorsed by the Pledge Holder and Wells Fargo Bank's notice of transfer (Exhibit A to the Letter of Credit) of beneficiary of such Letter of Credit to the Trustee.

            (b) Following a Document Transfer Event, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, within 60 days copies (which may be in electronic form mutually agreed upon by the Seller and the Custodian) of the following additional documents or instruments with respect to each Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Custodian if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

            (i) The original recorded Mortgage with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Mortgage with such evidence of recordation certified to be true and correct by the appropriate governmental recording office; or a copy of such recorded Mortgage with such evidence of recordation, or if the original Mortgage has been submitted for recordation but has not been returned from the applicable public recording office, a copy of the Mortgage certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the original Mortgage submitted for recordation;

            (ii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage, if any, or, if such document is in the process of being recorded, a copy of such document, certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent of such Mortgage Loan or by the applicable title insurance company, closing agent, settlement agent, escrow agent or closing attorney to be a true and correct copy of such document transmitted for recordation, if any;

            (iii) For each MERS Mortgage Loan that is not a MOM Mortgage Loan, the original assignment showing MERS as the assignee of the Mortgage, with evidence of recording thereon or copies thereof certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to have been submitted for recordation;

            (iv) Each original recorded intervening assignment of the Mortgage as may be necessary to show a complete chain of title from the Mortgage Loan originator to Wells Fargo Bank or Wells Fargo Home Mortgage, Inc., with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation to be true and correct by the appropriate governmental recording office, or, if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the recorded assignment submitted for recordation; and

            (v) The original policy of the title insurance or certificate of title insurance or a written commitment to issue such a title insurance policy or certificate of title insurance, or a copy of such title insurance certified as true and correct by the applicable insurer or any attorney's certificate of title with an Officer's Certificate of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent that such attorney's certificate of title is customarily used in lieu of a title insurance policy in the jurisdiction in which the related mortgage property is located.

            (c) If any assignment of a Mortgage to the Trustee is in the process of being recorded on the Closing Date, the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Custodian any other original mortgage loan document included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Custodian within one (1) year following the Closing Date any assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrances of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. Set forth on Exhibit K attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Custodian may rely and shall be protected in relying upon the information contained in such Exhibit K. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            (d) Except for Mortgage Notes endorsed in blank, endorsements shall comply with the following format:

                                WITHOUT RECOURSE
                              PAY TO THE ORDER OF:
                     WACHOVIA BANK, NATIONAL ASSOCIATION, AS
                     TRUSTEE under the pooling and servicing
                          agreement dated as of [date];
                         and its successors and assigns,

          [Wells Fargo Bank, N.A.] or [Wells Fargo Home Mortgage, Inc.]
                             [Signature of Officer]
                           [Officer's Name and Title]

            Except where assignments in blank are authorized or in the case of any Mortgage registered in the name of MERS, assignments of any Mortgage shall comply with the following:

                     WACHOVIA BANK, NATIONAL ASSOCIATION, AS
                                     TRUSTEE
                         and its successors and assigns

            Section 2.02 Acceptance by Custodian.

            Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, will declare that it holds and will hold the documents delivered to it pursuant to Section
2.01 above and the other documents constituting a part of the Owner Mortgage Loan Files or Retained Mortgage Loan Files (after the occurrence of a Document Transfer Event) delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Seller and the Trustee an initial certification in the form of Exhibit N hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes relating to each Mortgage Loan on the Mortgage Loan Schedule.

            The Custodian will review each Owner Mortgage Loan File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Seller and the Trustee a final certification in the form of Exhibit O hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01(a) have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

            If within such 45 day period the Custodian finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Custodian shall promptly (and in no event more than 30 days after completion of the review) notify the Trustee and the Trustee shall notify the Seller. The Seller shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan (i) shall have a Loan-to-Value Ratio less than or equal to and a Net Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted, (ii) shall have the same Gross Margin and Index as that of the Mortgage Loan for which it is substituted and (iii) shall have the same frequency of mortgage rate adjustment as that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File (and Retained Mortgage Loan File, if required pursuant to Section 2.01(b) hereof) relating thereto shall be delivered to the Custodian and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Custodian of a Request for Release signed by an officer of the Seller, the Custodian shall release to the Seller the related Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable). The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall cause the applicable Servicer to take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Custodian to give the final certification or the Trustee to give any notice within the required time periods shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01(a);

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state, federal or local laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (xxvii) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

            (xxviii) No Mortgage Loan is serviced by the Trustee or an affiliate of the Trustee; and

            (xxix) No Mortgage Loan (other than a Mortgage Loan that is a New Jersey covered purchase loan) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current S&P's LEVELS(R) Glossary which is now Version 5.6(c), Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files (and Retained Mortgage Loan Files, if applicable) to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by any of the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. In addition to the foregoing, if a breach of the representation set forth in clause (b)(xiii) or (xxix) of this Section 2.03 occurs as a result of a violation of an applicable predatory or abusive lending law, the Seller shall reimburse the Trust for all costs and damages including, but not limited to, reasonable attorneys' fees and costs, incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The purchase price of any repurchase described in this paragraph, the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, and any Reimbursement Amount shall be deposited in the Certificate Account. It is understood and agreed, except with respect to the second preceding sentence, that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            Section 2.04 Execution and Delivery of Certificates.

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Crossed Group Lower-Tier Interests and Uncertificated Group VII Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to the Custodian on behalf of the Trustee, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans, Uncertificated Crossed Group Lower-Tier Interests and Uncertificated Group VII Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Crossed Group Lower-Tier Interests and Uncertificated Group VII Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates (i) the Class I-L Interest, Class I-LS Interest, Class II-L Interest, Class II-LS Interest, Class III-L Interest, Class III-LS Interest, Class IV-L Interest, Class IV-LS Interest, Class V-L Interest, Class V-LS Interest, Class VI-L Interest and Class VI-LS Interest as classes of "regular interests" and the Class I-A-LR1 Interest as the single class of "residual interest" in the Crossed Group Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively, and (ii) the Class VII-L Interest as the class of "regular interests" and the Class I-A-LR2 Interest as the single class of "residual interest in the Group VII Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC is October 25, 2035 for purposes of Code Section 860G(a)(1).

            Section 2.06  Optional Substitution of Mortgage Loans.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Crossed Group Mortgage Loan or Group VII Mortgage Loan, a Substitute Mortgage Loan meeting the requirements of Section
2.02. Any such substitution shall be carried out in the manner described in
Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            Section 3.01 Certificate Account.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof. The Certificate Account shall be deemed to consist of two sub-accounts, (i) the Crossed Group Subaccount, which will be deemed to consist of all amounts received in respect of the Crossed Group Mortgage Loans, and (ii) the Group VII Subaccount, which will be deemed to consist of all amounts received in respect of the Group VII Mortgage Loans.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and amounts received from draws on any Letters of Credit and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Business Day preceding the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

              (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

              (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02, 2.03, 3.08 or 9.01 or that is auctioned by the Master Servicer pursuant to Section 3.08, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to fail to qualify as a REMIC while any related Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized, without any right of reimbursement therefor from the Trust Estate.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial P&I Account maintained in accordance with the applicable Servicing Agreement, if such Custodial P&I Account is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial P&I Account is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            Section 3.02 Permitted Withdrawals from the Certificate Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Section 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(b), 3.03(c), 3.09 or 6.03 or the second sentence of Section 8.13(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02, 2.03, 2.06, 3.08 or 9.01 or auctioned pursuant to Section 3.08, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            Section 3.03 Advances by Master Servicer and Trustee.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Business Day preceding the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Wells Fargo Bank in its capacity as Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Wells Fargo Bank Servicing Agreement prior to the Business Day preceding the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.14, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Wells Fargo Bank in its capacity as Servicer or such Other Servicer, as the case may be, (ii) the amount actually advanced by Wells Fargo Bank in its capacity as Servicer or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the Business Day preceding the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer has actual knowledge of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Wells Fargo Bank in its capacity as Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Wells Fargo Bank Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Wells Fargo Bank in its capacity as Servicer, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            Section 3.04 Custodian to Cooperate; Release of Owner Mortgage Loan Files and Retained Mortgage Loan Files.

            In connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer or applicable Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and the Master Servicer or applicable Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Master Servicer or such Servicer, as requested by the Master Servicer or such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer or Custodian two copies of a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request in hard copy or in electronic format acceptable to the Custodian. The Custodian shall, within five Business Days, release the related Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Master Servicer or such Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return the Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Custodian by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Custodian shall amend its records.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            Section 3.05 Reports to the Trustee; Annual Compliance Statements.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before March 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            Section 3.06 Title, Management and Disposition of Any REO Mortgage Loan.

            The Master Servicer shall enforce the obligations of the applicable Servicer to administer each REO Mortgage Loan at all times so that each REO Mortgage Loan qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Wells Fargo Bank Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Wells Fargo Bank in its capacity as Servicer to enter into an amendment to the Wells Fargo Bank Servicing Agreement for the purposes described in Section 3.07(c)(i)(B).

            Section 3.08 Oversight of Servicing.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to cause such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Wells Fargo Bank requests the Seller to repurchase and to sell to Wells Fargo Bank to facilitate the exercise of Wells Fargo Bank's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File and Retained Mortgage Loan File, if applicable, relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Trustee is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, or Servicer Mortgage Loan File. None of the Trustee, the Custodian, the Master Servicer or any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC.

            At the direction of the Seller, the Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            Section 3.09 Termination and Substitution of Servicing Agreements.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Based upon such certification, the Master Servicer, or if provided by the applicable Other Servicing Agreement and upon written direction of the Master Servicer, the Trustee, shall promptly terminate such Other Servicing Agreement. The Trustee shall terminate the Wells Fargo Bank Servicing Agreement in accordance with the provisions of Article 19 thereof. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of a Servicing Agreement at the direction of the Master Servicer except to the extent that such claims, liabilities, costs and expenses are incurred as a result of the bad faith, willful misfeasance or gross negligence of the Trustee in the performance of its obligations hereunder. To the extent that the costs and expenses (including any amounts paid by the Master Servicer pursuant to the immediately preceding sentence) of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Certificate Account. If the Master Servicer or Trustee terminates an Other Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. If the Trustee terminates the Wells Fargo Bank Servicing Agreement, the Trustee shall enter into a substitute Servicing Agreement with another mortgage loan service company acceptable to the Trustee and each Rating Agency under which such substitute servicer shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by Wells Fargo Bank, in its capacity as Servicer, under such terminated Servicing Agreement. It is understood and acknowledged by the parties hereto that there will be a period of transition not to exceed ninety (90) days before the servicing functions can be transferred to such substitute servicer. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by an Other Servicer and the transition period relating to the transfer of such servicing expires, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by an Other Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            Section 3.10 Application of Net Liquidation Proceeds.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            Section 3.11 Exchange Act Reports.

            (a) With respect to each Distribution Date, prior to the issuance of the related Distribution Date Statement, the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer by each Servicer for inclusion in such Distribution Date Statement. In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the applicable Servicer and use its reasonable best efforts to cause the Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Master Servicer to distribute the Distribution Date Statement at the time required in this Agreement).

            (b) Promptly upon receipt by the Master Servicer of (i) any officer's certificate relating to any Servicer's annual compliance with the terms of the applicable Servicing Agreement and (ii) any report of any Servicer's independent public accountants relating to the Servicer's compliance with servicing standards, as required under the applicable Servicing Agreement, the Master Servicer shall review such officer's certificate and reports. As part of the Form 10-K required to be filed pursuant to paragraph (c) of this Section 3.11, the Master Servicer shall include each such Servicer's annual statement of compliance, and each such accountant's report, as well as a report of any significant deficiencies relating to any Servicer's performance of its obligations under the applicable Servicing Agreement.

            (c) The Master Servicer shall reasonably cooperate with the Seller to enable the Trust to satisfy its reporting requirements under the Exchange Act. The Master Servicer shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations promulgated thereunder, and the Master Servicer shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust.

            (d) Each Form 8-K shall be filed by the Master Servicer within 15 days after each Distribution Date, which shall include a copy of the Distribution Date Statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations promulgated thereunder), the Master Servicer shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10 K shall include as exhibits (i) the annual statement of compliance of the Master Servicer required to be delivered pursuant to Section 3.05(b) and (ii) with respect to each Servicer, the annual statements of compliance, the accountant's reports and any report of significant deficiencies relating to any Servicer's performance of its obligations under the applicable Servicing Agreement, each as described in paragraph (b) of this
Section 3.11, in each case to the extent they have been timely delivered to the Master Servicer. Each Form 10-K shall also include a certification in the form attached hereto as Exhibit P or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Securities and Exchange Commission (the "Certification"), which shall be signed by a Master Servicing Officer.

            (e) Unless otherwise instructed by the Seller, prior to January 30 of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Master Servicer shall recommence preparing and filing reports on Form 8-K and 10-K as required pursuant to this
Section 3.11.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            Section 4.01 Distributions.

            (a) On each Distribution Date, the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount, Group V Pool Distribution Amount, Group VI Pool Distribution Amount and Group VII Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount, Group V Pool Distribution Amount, Group VI Pool Distribution Amount and Group VII Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows:

            (i) with respect to the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates, Group VI-A Certificates and Group VII-A Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount, Group V Pool Distribution Amount, Group VI Pool Distribution Amount and Group VII Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date, (B) to the Class II-A-1 Certificates, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date, (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group III-A Interest Accrual Amount with respect to such Distribution Date, (D) to the Classes of Group IV-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group IV-A Interest Accrual Amount with respect to such Distribution Date, (E) to the Class V-A Certificates, based upon their Interest Accrual Amount, in an aggregate amount up to the Group V-A Interest Accrual Amount with respect to such Distribution Date, (F) to the Classes of Group VI-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group VI-A Interest Accrual Amount with respect to such Distribution Date and (G) to the Classes of Group VII-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group VII-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall, (B) to the Class II-A-1 Certificates, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall, (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group III-A Unpaid Interest Shortfall, (D) to the Classes of Group IV-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group IV-A Unpaid Interest Shortfall, (E) to the Class V-A-1 Certificates, based upon their Class A Unpaid Interest Shortfall, in an aggregate amount up to the Aggregate Group V-A Unpaid Interest Shortfall, (E) to the Classes of Group VI-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group VI-A Unpaid Interest Shortfall and (G) to the Classes of Group VII-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group VII-A Unpaid Interest Shortfall;

            third, (A) to the Group I-A Certificates in an aggregate amount up to the Group I-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i); (B) to the Class II-A-1 Certificates in an aggregate amount up to the Group II-A Optimal Principal Amount, such distribution to be allocated to such Class in accordance with Section 4.01(b)(ii); (C) to the Group III-A Certificates in an aggregate amount up to the Group III-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iii); (D) to the Group IV-A Certificates in an aggregate amount up to the Group IV-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iv); (E) to the Class V-A-1 Certificates in an aggregate amount up to the Group V-A Optimal Principal Amount, such distribution to be allocated to such Class in accordance with Section 4.01(b)(v); (F) to the Group VI-A Certificates in an aggregate amount up to the Group VI-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(vi); and (G) to the Group VII-A Certificates in an aggregate amount up to the Group VII-A Optimal Principal Amount, such distribution to be allocated to such Class in accordance with Section 4.01(b)(vii);

            (ii) to the Class Cr-B Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount, Group V Pool Distribution Amount and Group VI Pool Distribution Amount and to the Class VII-B Certificates, from the Group VII Pool Distribution Amount, as follows:

            first, (A) to the Class Cr-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class Cr-B-1 Certificates with respect to such Distribution Date or (B) to the Class VII-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class VII-B-1 Certificates with respect to such Distribution Date;

            second, (A) to the Class Cr-B-1 Certificates in an amount up to the Class Cr-B-1 Unpaid Interest Shortfall or (B) to the Class VII-B-1 Certificates in an amount up to the Class VII-B-1 Unpaid Interest Shortfall;

            third, (A) to the Class Cr-B-1 Certificates in an amount up to the Class Cr-B-1 Optimal Principal Amount or (B) to the Class VII-B-1 Certificates in an amount up to the Class VII-B-1 Optimal Principal Amount;

            fourth, (A) to the Class Cr-B-2 Certificates in an amount up to the Interest Accrual Amount for the Class Cr-B-2 Certificates with respect to such Distribution Date or (B) to the Class VII-B-2 Certificates in an amount up to the Interest Accrual Amount for the Class VII-B-2 Certificates;

            fifth, (A) to the Class Cr-B-2 Certificates in an amount up to the Class Cr-B-2 Unpaid Interest Shortfall or (B) to the Class VII-B-2 Certificates in an amount up to the Class VII-B-2 Unpaid Interest Shortfall;

            sixth, (A) to the Class Cr-B-2 Certificates in an amount up to the Class Cr-B-2 Optimal Principal Amount or (B) to the Class VII-B-2 Certificates in an amount up to the Class VII-B-2 Optimal Principal Amount;

            seventh, (A) to the Class Cr-B-3 Certificates in an amount up to the Interest Accrual Amount for the Class Cr-B-3 Certificates with respect to such Distribution Date or (B) to the Class VII-B-3 Certificates in an amount up to the Interest Accrual Amount for the Class VII-B-3 Certificates;

            eighth, (A) to the Class Cr-B-3 Certificates in an amount up to the Class Cr-B-3 Unpaid Interest Shortfall or (B) to the Class VII-B-3 Certificates in an amount up to the Class VII-B-3 Unpaid Interest Shortfall;

            ninth, (A) to the Class Cr-B-3 Certificates in an amount up to the Class Cr-B-3 Optimal Principal Amount or (B) to the Class VII-B-3 Certificates in an amount up to the Class VII-B-3 Optimal Principal Amount;

            tenth, (A) to the Class Cr-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class Cr-B-4 Certificates with respect to such Distribution Date or (B) to the Class VII-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class VII-B-4 Certificates;

            eleventh, (A) to the Class Cr-B-4 Certificates in an amount up to the Class Cr-B-4 Unpaid Interest Shortfall or (B) to the Class VII-B-4 Certificates in an amount up to the Class VII-B-4 Unpaid Interest Shortfall;

            twelfth, (A) to the Class Cr-B-4 Certificates in an amount up to the Class Cr-B-4 Optimal Principal Amount or (B) to the Class VII-B-4 Certificates in an amount up to the Class VII-B-4 Optimal Principal Amount;

            thirteenth, (A) to the Class Cr-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class Cr-B-5 Certificates with respect to such Distribution Date or (B) to the Class VII-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class VII-B-5 Certificates;

            fourteenth, (A) to the Class Cr-B-5 Certificates in an amount up to the Class Cr-B-5 Unpaid Interest Shortfall or (B) to the Class VII-B-5 Certificates in an amount up to the Class VII-B-5 Unpaid Interest Shortfall;

            fifteenth, (A) to the Class Cr-B-5 Certificates in an amount up to the Class Cr-B-5 Optimal Principal Amount or (B) to the Class VII-B-5 Certificates in an amount up to the Class VII-B-5 Optimal Principal Amount;

            sixteenth, (A) to the Class Cr-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class Cr-B-6 Certificates with respect to such Distribution Date or (B) to the Class VII-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class VII-B-6 Certificates;

            seventeenth, (A) to the Class Cr-B-6 Certificates in an amount up to the Class Cr-B-6 Unpaid Interest Shortfall or (B) to the Class VII-B-6 Certificates in an amount up to the Class VII-B-6 Unpaid Interest Shortfall;

            eighteenth, (A) to the Class Cr-B-6 Certificates in an amount up to the Class Cr-B-6 Optimal Principal Amount or (B) to the Class VII-B-6 Certificates in an amount up to the Class VII-B-6 Optimal Principal Amount; and

            nineteenth, to the Holder of the Class I-A-R Certificate (i) in respect of the Class I-A-R Interest, any amounts remaining in the Upper-Tier Certificate Account and (ii) in respect of the Class I-A-LR1 Interest and the Class I-A-LR2 Interest, any amounts remaining in the Payment Account.

            (iii) Notwithstanding the foregoing, after the Principal Balance of any Class has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            On each Distribution Date, any Reimbursement Amount shall be distributed sequentially to the related Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Class of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Group I Pool Distribution Amount, Group II Pool Distribution Amount, Group III Pool Distribution Amount, Group IV Pool Distribution Amount, Group V Pool Distribution Amount, Group VI Pool Distribution Amount and Group VII Pool Distribution Amount, as applicable.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to (1) any Class Cr-B Certificates will be allocated to the Class A Certificates of the Crossed Groups and any Class of Class Cr-B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances and (2) any Class VII-B Certificates will be allocated to the Group VII-A Certificates and any Class of Class VII-B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (iv) Distributions on the Uncertificated Crossed Group Lower-Tier Interests. On each Distribution Date, interest shall be distributed in respect of each Uncertificated Crossed Group Lower-Tier Interest at the pass-through rate thereon, as described in the fourth succeeding paragraph. On each Distribution Date, distributions of principal with respect to the Uncertificated Crossed Group Lower-Tier Interests shall be made first, to the Class I-LS Interest, Class II-LS Interest, Class III-LS Interest, Class IV-LS Interest, Class V-LS Interest and Class VI-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class I-LS Interest, Class II-LS Interest, Class III-LS Interest, Class IV-LS Interest, Class V-LS Interest and Class VI-LS Interest such that the Subordinate Balance Ratio is maintained); and second, any remaining principal to the Class I-L Interest, Class II-L Interest, Class III-L Interest, Class IV-L Interest, Class V-L Interest and Class VI-L Interest. Any distributions made to the Uncertificated Crossed Group Lower-Tier Interests pursuant to this paragraph shall be made (a) from the Pool Distribution Amount for Loan Group I to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "I," (b) from the Pool Distribution Amount for Loan Group II to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "II," (c) from the Pool Distribution Amount for Loan Group III to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "III," (d) from the Pool Distribution Amount for Loan Group IV to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "IV," (e) from the Pool Distribution Amount for Loan Group V to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "V" and (f) from the Pool Distribution Amount for Loan Group VI to Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "VI."

            Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class I-LS Interest, Class II-LS Interest, the Class III-LS Interest, the Class IV-LS Interest, the Class V-LS Interest and the Class VI-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be allocated to the Class I-LS Interest, Class II-LS Interest, Class III-LS Interest, Class IV-LS Interest, Class V-LS Interest and Class VI-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class I-L Interest, Class II-L Interest, the Class III-L Interest, the Class IV-L Interest, the Class V-L Interest and the Class VI-L Interest. Any Realized Losses allocated to the Uncertificated Crossed Group Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group I in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "I," (b) from Realized Losses allocated to Loan Group II in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "II," (c) from Realized Losses allocated to Loan Group III in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "III," (d) from Realized Losses allocated to Loan Group IV in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "IV," (e) from Realized Losses allocated to Loan Group V in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "V" and (f) from Realized Losses allocated to Loan Group VI in the case of Uncertificated Crossed Group Lower-Tier Interests beginning with the numeral "VI."

            Recoveries and Reimbursement Amounts shall be applied to the Uncertificated Crossed Group Lower-Tier Interests in a manner analogous to the application of Realized Losses to the Uncertificated Crossed Group Lower-Tier Interests.

            As of any date, the aggregate principal balance of the Class I-L Interest and the Class I-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group I. As of any date, the aggregate principal balance of the Class II-L Interest and the Class II-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group II. As of any date, the aggregate principal balance of the Class III-L Interest and the Class III-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group III. As of any date, the aggregate principal balance of the Class IV-L Interest and the Class IV-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group
IV. As of any date, the aggregate principal balance of the Class V-L Interest and the Class V-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group V. As of any date, the aggregate principal balance of the Class VI-L Interest and the Class VI-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group VI.

            The pass-through rate with respect to the Class I-L Interest and the Class I-LS Interest shall be the Net WAC for the Group I Mortgage Loans. The pass-through rate with respect to the Class II-L Interest and the Class II-LS Interest shall be the Net WAC for the Group II Mortgage Loans. The pass-through rate with respect to the Class III-L Interest and the Class III-LS Interest shall be the Net WAC for the Group III Mortgage Loans. The pass-through rate with respect to the Class IV-L Interest and the Class IV-LS Interest shall be the Net WAC for the Group IV Mortgage Loans. The pass-through rate with respect to the Class V-L Interest and the Class V-LS Interest shall be the Net WAC for the Group V Mortgage Loans. The pass-through rate with respect to the Class VI-L Interest and the Class VI-LS Interest shall be the Net WAC for the Group VI Mortgage Loans. Amounts distributed to the Uncertificated Crossed Group Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Crossed Group Lower-Tier Distribution Amount."

            Distributions on the Uncertificated Group VII Lower-Tier Interest. On each Distribution Date, all interest and principal with respect to Loan Group VII shall be distributed in respect of the Class VII-L Interest. Any distributions made to the Uncertificated Group VII Lower-Tier Interest pursuant to this paragraph shall be made from the Pool Distribution Amount for Loan Group VII.

            All Realized Losses with respect to Loan Group VII shall be applied after all distributions have been made on each Distribution Date to the Class VII-L Interest.

            Recoveries and Reimbursement Amounts with respect to Loan Group VII shall be applied to the Class VII-L Interest.

            As of any date, the aggregate principal balance of the Class VII-L Interest shall equal the Pool Stated Principal Balance of Loan Group VII.

            The pass-through rate with respect to the Class VII-L Interest shall be the Net WAC for the Group VII Mortgage Loans. Amounts distributed to the Uncertificated Group VII Lower-Tier Interest in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Group VII Lower-Tier Distribution Amount."

            (b) (i)  Group I-A Certificates

            On each Distribution Date prior to the Subordination Depletion Date for the Crossed Groups, the Group I-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

            first, to the Class I-A-R Certificate; and

            second, concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata.

            (ii)  Group II-A Certificates

            On each Distribution Date prior to the Subordination Depletion Date for the Crossed Groups, the Group II-A Principal Distribution Amount will be allocated to and distributed in reduction of the Principal Balance of the Class II-A-1 Certificates.

            (iii)  Group III-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups, the Group III-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group III-A Certificates, concurrently, to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata.

            (iv)  Group IV-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups, the Group IV-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group IV-A Certificates, sequentially, as follows:

            first, concurrently, as follows:

            (A)  40.8896698494%, sequentially, as follows:

                 (i) to the Class IV-A-4 Certificates up to the PAC Principal Amount;

                 (ii)  to the Class IV-A-5 Certificates; and

                 (iii) to the Class IV-A-4 Certificates; and

            (B) 59.1103301506%, concurrently, to the Class IV-A-1, Class IV-A-6 and Class IV-A-7 Certificates, pro rata;

            second, concurrently, to Class IV-A-2 and Class IV-A-3 Certificates, pro rata; and

            third, to Class IV-A-8 Certificates.

            (v)  Group V-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups, the Group V-A Principal Distribution Amount will be allocated to and distributed in reduction of the Principal Balance of the Class V-A-1 Certificates.

            (vi)  Group VI-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups, the Group VI-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group VI-A Certificates, concurrently, to the Class VI-A-1, Class VI-A-2, Class VI-A-3 and Class VI-A-4 Certificates, pro rata.

            (vii)  Group VII-A Certificates

            On each Distribution Date occurring prior to the Subordination Depletion Date for Group VII, the Group VII-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group VII-A Certificates, concurrently, to the Class VII-A-1 and Class VII-A-2 Certificates, pro rata..

            As used above, the "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the PAC Certificates to the percentage of the initial Principal Balance of the PAC Certificates shown in the table in Schedule II with respect to such Distribution Date.

            The table in Schedule II set forth for each Distribution Date the planned Principal Balance for the PAC Certificates, expressed as a percentage of the initial Principal Balance of the PAC Certificates.

            (viii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date for the Crossed Groups but on or after the date on which the Principal Balances of the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates or Group VI-A Certificates have been reduced to zero and on which (a) the Crossed Group Aggregate Subordinated Percentage for such Distribution Date is less than 4.75% or (b) the average outstanding principal balance of the Crossed Group Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class Cr-B Principal Balance is greater than or equal to 100%, the remaining Crossed Group or Crossed Groups of Class A Certificates will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii),
(iii), (iv), (v) or (vi) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable pursuant to clauses (ii) and (iii) of the Class Cr-B Loan Group Optimal Principal Amounts with respect to the related Loan Group (other than Liquidation Proceeds that are not Partial Liquidation Proceeds) (without regard to this clause (viii)) first to the Class Cr-B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class Cr-B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class Cr-B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class Cr-B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class Cr-B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class Cr-B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only from the applicable Apportioned Class Cr-B Principal Distribution Amount for such Class of Class Cr-B Certificates and (Y) if on any Distribution Date the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, Group V-A Principal Balance or Group VI-A Principal Balance (after giving effect to all distributions on such Distribution
Date) is greater than the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount, Group V Adjusted Pool Amount or Group VI Adjusted Pool Amount, respectively (the Group I-A Certificates, Group II-A Certificates, Group III-A Certificates, Group IV-A Certificates, Group V-A Certificates or Group VI-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount, Group II Interest Shortfall Amount, Group III Interest Shortfall Amount, Group IV Interest Shortfall Amount, Group V Interest Shortfall Amount or Group VI Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii), (iii), (iv), (v) or (vi) above and until the aggregate Principal Balance of the Class A Certificates of the Undercollateralized Group equals the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount, Group V Adjusted Pool Amount or Group VI Adjusted Pool Amount, as applicable, all amounts otherwise distributable (without regard to this clause
(viii)) first to the Class Cr-B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class Cr-B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class Cr-B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class Cr-B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class Cr-B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class Cr-B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (such amount, the "Undercollateralized Amount"). If two Crossed Groups remain outstanding, the distributions described in this Section 4.01(b)(vii)(X) will be made among such outstanding Crossed Groups in proportion to the Crossed Group A Principal Balances of such Groups (after distributions pursuant to Section 4.01(a)(i) and (ii)). If two Crossed Groups are Undercollateralized Groups, the distributions described in this Section 4.01(b)(viii)(Y) shall be made to such Crossed Groups pro rata in proportion to the amount by which the Crossed Group A Principal Balance of each such Group exceeds the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount, Group III Adjusted Pool Amount, Group IV Adjusted Pool Amount, Group V Adjusted Pool Amount or Group VI Adjusted Pool Amount, as applicable.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the applicable Subordination Depletion Date, (I) the Group I-A Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, (II) the Group II-A Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates, (III) the Group III-A Principal Distribution Amount shall be distributed among the Classes of Group III-A Certificates, (IV) the Group IV-A Principal Distribution Amount shall be distributed among the Classes of Group IV-A Certificates, (V) the Group V-A Principal Distribution Amount shall be distributed among the Classes of Group V-A Certificates, (VI) the Group VI-A Principal Distribution Amount shall be distributed among the Classes of Group VI-A Certificates and
(VII) the Group VII-A Principal Distribution Amount shall be distributed among the Classes of Group VII-A Certificates, pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i), (ii), (iii), (iv), (v), (vi) or
(vii).

            (d)(i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive unscheduled principal distributions (other than Liquidation Proceeds that are not Partial Liquidation Proceeds) with respect to any Distribution Date, the following tests shall apply:

            (A) (i) if the Current Class Cr-B-1 Fractional Interest is less than the Original Class Cr-B-1 Fractional Interest and the Class Cr-B-1 Principal Balance is greater than zero, the Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

                (ii) if the Current Class VII-B-1 Fractional Interest is less than the Original Class VII-B-1 Fractional Interest and the Class VII-B-1 Principal Balance is greater than zero, the Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

            (B) (i) if the Current Class Cr-B-2 Fractional Interest is less than the Original Class Cr-B-2 Fractional Interest and the Class Cr-B-2 Principal Balance is greater than zero, the Class Cr-B-3, Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

                (ii) if the Current Class VII-B-2 Fractional Interest is less than the Original Class VII-B-2 Fractional Interest and the Class VII-B-2 Principal Balance is greater than zero, the Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

            (C) (i) if the Current Class Cr-B-3 Fractional Interest is less than the Original Class Cr-B-3 Fractional Interest and the Class Cr-B-3 Principal Balance is greater than zero, the Class Cr-B-4, Class Cr-B-5 and Class Cr-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal;

                (ii) if the Current Class VII-B-3 Fractional Interest is less than the Original Class VII-B-3 Fractional Interest and the Class VII-B-3 Principal Balance is greater than zero, the Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

            (D) (i) if the Current Class Cr-B-4 Fractional Interest is less than the Original Class Cr-B-4 Fractional Interest and the Class Cr-B-4 Principal Balance is greater than zero, the Class Cr-B-5 and Class Cr-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal;

                (ii) if the Current Class VII-B-4 Fractional Interest is less than the Original Class VII-B-4 Fractional Interest and the Class VII-B-4 Principal Balance is greater than zero, the Class VII-B-5 and Class VII-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

            (E) (i) if the Current Class Cr-B-5 Fractional Interest is less than the Original Class Cr-B-5 Fractional Interest and the Class Cr-B-5 Principal Balance is greater than zero, the Class Cr-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal.

                (ii) if the Current Class VII-B-5 Fractional Interest is less than the Original Class VII-B-5 Fractional Interest and the Class VII-B-5 Principal Balance is greater than zero, the Class VII-B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate principal distributions to Holders of the Classes of Class Cr-B Certificates would reduce the Principal Balances of the Classes of Class Cr-B Certificates below zero, first, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage, Group V Class B Prepayment Percentage and Group VI Class B Prepayment Percentage of any affected Class of Class Cr-B Certificates for such Distribution Date beginning with such affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage, Group II Class B Percentage, Group III Class B Percentage, Group IV Class B Percentage, Group V Class B Percentage and Group VI Class B Percentage of such Class of the Class Cr-B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class Cr-B Certificates to zero. The Group I Class B Prepayment Percentages, Group II Class B Prepayment Percentages, Group III Class B Prepayment Percentages, Group IV Class B Prepayment Percentages, Group V Class B Prepayment Percentages and Group VI Class B Prepayment Percentages, and the Group I Class B Percentages, Group II Class B Percentages, Group III Class B Percentages, Group IV Class B Percentages, Group V Class B Percentages and Group VI Class B Percentages of the remaining Classes of Class Cr-B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage, Group V Subordinated Prepayment Percentage or Group VI Subordinated Prepayment Percentage and the Group I Subordinated Percentage, Group II Subordinated Percentage, Group III Subordinated Percentage, Group IV Subordinated Percentage, Group V Subordinated Percentage and Group VI Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage, Group V Subordinated Prepayment Percentage or Group VI Subordinated Prepayment Percentage, as the case may be, or Group I Subordinated Percentage, Group II Subordinated Percentage, Group III Subordinated Percentage, Group IV Subordinated Percentage, Group V Subordinated Percentage or Group VI Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class Cr-B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class Cr-B Certificates eligible to receive distributions of unscheduled principal in accordance with this section shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage, Group V Class B Prepayment Percentage or Group VI Class B Prepayment Percentage, as the case may be, and Group I Class B Percentage, Group II Class B Percentage, Group III Class B Percentage, Group IV Class B Percentage, Group V Class B Percentage or Group VI Class B Percentage of the Class of Class Cr-B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive such distributions of unscheduled principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage, Group III Subordinated Prepayment Percentage, Group IV Subordinated Prepayment Percentage, Group V Subordinated Prepayment Percentage or Group VI Subordinated Prepayment Percentage, as applicable for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages, Group II Class B Prepayment Percentages, Group III Class B Prepayment Percentages, Group IV Class B Prepayment Percentages, Group V Class B Prepayment Percentages or Group VI Class B Prepayment Percentages of the Classes of Class Cr-B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class Cr-B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive such unscheduled principal distributions for the purpose of applying the definition of its Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group III Class B Prepayment Percentage, Group IV Class B Prepayment Percentage, Group V Class B Prepayment Percentage or Group VI Class B Prepayment Percentage.

            (iii) Notwithstanding the foregoing, if on any Distribution Date the aggregate principal distributions to Holders of the Classes of Class VII-B Certificates would reduce the Principal Balances of the Classes of Class VII-B Certificates below zero, first, the Group VII Class B Prepayment Percentage of any affected Class of Class VII-B Certificates for such Distribution Date beginning with such affected Class with the lowest numerical Class designation and then, if necessary, the Group VII Class B Percentage of such Class of the Class VII-B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class VII-B Certificates to zero. The Group VII Class B Prepayment Percentages, and the Group VII Class B Percentages of the remaining Classes of Class VII-B Certificates will be recomputed substituting for the Group VII Subordinated Prepayment Percentage and the Group VII Subordinated Percentage in such computations the difference between (A) the Group VII Subordinated Prepayment Percentage or Group VII Subordinated Percentage and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class VII-B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class VII-B Certificates eligible to receive distributions of unscheduled principal in accordance with this section shall be reduced to zero on such Distribution Date, the Group VII Class B Prepayment Percentage and Group VII Class B Percentage of the Class of Class VII-B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive such distributions of unscheduled principal in accordance with this Section shall equal the remainder of the Group VII Subordinated Prepayment Percentage, as applicable for such Distribution Date minus the sum of the Group VII Class B Prepayment Percentages of the Classes of Class VII-B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class VII-B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive such unscheduled principal distributions for the purpose of applying the definition of its Group VII Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of Loan Group VII or the Crossed Loan Groups, as the case may be, by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of Loan Group VII or the Crossed Loan Groups, as the case may be, by the Seller), the Paying Agent shall, from funds remitted to it by the Master Servicer, distribute to each affected Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.21, and has so notified the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount, Group II-A Distribution Amount, Group III-A Distribution Amount, Group IV-A Distribution Amount, Group V-A Distribution Amount, Group VI-A Distribution Amount or Group VII-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the applicable Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the applicable Final Distribution Date, the Principal Balance of any related Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any related Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (g) The Paying Agent shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Section 4.02 Allocation of Realized Losses.

            (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) occurring with respect to Crossed Group Mortgage Loans will be allocated as follows:

            first, to the Class Cr-B-6 Certificates until the Class Cr-B-6 Principal Balance has been reduced to zero;

            second, to the Class Cr-B-5 Certificates until the Class Cr-B-5 Principal Balance has been reduced to zero;

            third, to the Class Cr-B-4 Certificates until the Class Cr-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class Cr-B-3 Certificates until the Class Cr-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class Cr-B-2 Certificates until the Class Cr-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class Cr-B-1 Certificates until the Class Cr-B-1 Principal Balance has been reduced to zero; and

            seventh, to the Class A Certificates of the related Crossed Groups.

            (ii) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) occurring with respect to Group VII Mortgage Loans will be allocated as follows:

            first, to the Class VII-B-6 Certificates until the Class VII-B-6 Principal Balance has been reduced to zero;

            second, to the Class VII-B-5 Certificates until the Class VII-B-5 Principal Balance has been reduced to zero;

            third, to the Class VII-B-4 Certificates until the Class VII-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class VII-B-3 Certificates until the Class VII-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class VII-B-2 Certificates until the Class VII-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class VII-B-1 Certificates until the Class VII-B-1 Principal Balance has been reduced to zero; and

            seventh, to the Group VII-A Certificates.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance through the operation of the definition of Principal Balance and the provisos in the definitions of Class Cr-B-1 Principal Balance, Class Cr-B-2 Principal Balance, Class Cr-B-3 Principal Balance, Class Cr-B-4 Principal Balance, Class Cr-B-5 Principal Balance, Class Cr-B-6 Principal Balance, Class VII-B-1 Principal Balance, Class VII-B-2 Principal Balance, Class VII-B-3 Principal Balance, Class VII-B-4 Principal Balance, Class VII-B-5 Principal Balance and Class VII-B-6 Principal Balance.

            (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) With respect to any Distribution Date, the interest portion of Realized Losses occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans will be allocated after the applicable Subordination Depletion Date among the outstanding Classes of Group I-A, Group II-A, Group III-A, Group IV-A, Group V-A, Group VI-A and Group VII-A Certificates, respectively, based on their Group I-A Interest Percentage, Group II-A Interest Percentage, Group III-A Interest Percentage, Group IV-A Interest Percentage, Group V-A Interest Percentage, Group VI-A Interest Percentage and Group VII-A Interest Percentage.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest as provided in Section 4.01(a)(iv).

            (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest as provided in Section 4.01(a)(iv).

            Section 4.03 Paying Agent.

            (a) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the institution that maintains such account, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            (b) Wachovia Bank, National Association is hereby appointed as initial Paying Agent to make distributions to Certificateholders and to make available to Certificateholders the Distribution Date Statements and the annual statements required by Section 4.04. The Master Servicer may, at any time, remove or replace the Paying Agent. The Master Servicer shall pay, from its own funds, the reasonable compensation of any Paying Agent other than Wachovia Bank, National Association.

            The Trustee shall cause any Paying Agent that is not Wachovia Bank, National Association to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            Section 4.04 Statements to Certificateholders; Reports to the Trustee and the Seller.

            (a) On each Distribution Date, the Master Servicer shall make available in accordance with subsection (b) of this Section 4.04 to each Holder of a Certificate, the Trustee, the Paying Agent and the Seller a statement (the "Distribution Date Statement") setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (A) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (B) the amount of the Current Group I-A Interest Distribution Amount allocated to the Group I-A Certificates, Current Group II-A Interest Distribution Amount allocated to the Group II-A Certificates, Current Group III-A Interest Distribution Amount allocated to the Group III-A Certificates, Current Group IV-A Interest Distribution Amount allocated to the Group IV-A Certificates, Current Group V-A Interest Distribution Amount allocated to the Group V-A Certificates, Current Group VI-A Interest Distribution Amount allocated to the Group VI-A Certificates and Current Group VII-A Interest Distribution Amount allocated to each Class of Group VII-A Certificates (C) any Group I Interest Shortfall Amounts, Group II Interest Shortfall Amounts, Group III Interest Shortfall Amounts, Group IV Interest Shortfall Amounts, Group V Interest Shortfall Amounts, Group VI Interest Shortfall Amounts or Group VII Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (D) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (E) the amount of any Relief Act Shortfall allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (A) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (B) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class Cr-B or Class VII-B Certificates, as the case may be, (C) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class Cr-B or Class VII-B Certificates, as the case may be, after giving effect to such distribution, (D) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class Cr-B or Class VII-B Certificates, as the case may be, for such Distribution Date and (E) the amount of any Relief Act Shortfall allocated to each Class of Class Cr-B or Class VII-B Certificates, as the case may be, for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, Group IV-A Principal Balance, Group V-A Principal Balance, Group VI-A Principal Balance, Group VII-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class Cr-B Principal Balance, the Class VII-B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group III Adjusted Pool Amount, the Group IV Adjusted Pool Amount, the Group V Adjusted Pool Amount, the Group VI Adjusted Pool Amount, the Group VII Adjusted Pool Amount, the Group I Pool Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Balance of the Group II Mortgage Loans for such Distribution Date, the Group III Pool Balance of the Group III Mortgage Loans for such Distribution Date, the Group IV Pool Balance of the Group IV Mortgage Loans for such Distribution Date, the Group V Pool Balance of the Group V Mortgage Loans for such Distribution Date, the Group VI Pool Balance of the Group VI Mortgage Loans for such Distribution Date and the Group VII Pool Balance of the Group VII Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans serviced by Wells Fargo Bank in its capacity as Servicer and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage, Group II-A Percentage, Group III-A Percentage, Group IV-A Percentage, Group V-A Percentage, Group VI-A Percentage and Group VII-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage, the Group II-A Prepayment Percentage, the Group III-A Prepayment Percentage, the Group IV-A Prepayment Percentage, the Group V-A Prepayment Percentage, the Group VI-A Prepayment Percentage and Group VII-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class Cr-B-1, Group I Class Cr-B-2, Group I Class Cr-B-3, Group I Class Cr-B-4, Group I Class Cr-B-5, Group I Class Cr-B-6, Group II Class Cr-B-1, Group II Class Cr-B-2, Group II Class Cr-B-3, Group II Class Cr-B-4, Group II Class Cr-B-5, Group II Class Cr-B-6, Group III Class Cr-B-1, Group III Class Cr-B-2, Group III Class Cr-B-3, Group III Class Cr-B-4, Group III Class Cr-B-5, Group III Class Cr-B-6, Group IV Class Cr-B-1, Group IV Class Cr-B-2, Group IV Class Cr-B-3, Group IV Class Cr-B-4, Group IV Class Cr-B-5, Group IV Class Cr-B-6, Group V Class Cr-B-1, Group V Class Cr-B-2, Group V Class Cr-B-3, Group V Class Cr-B-4, Group V Class Cr-B-5, Group V Class Cr-B-6, Group VI Class Cr-B-1, Group VI Class Cr-B-2, Group VI Class Cr-B-3, Group VI Class Cr-B-4, Group VI Class Cr-B-5 and Group VI Class Cr-B-6 Percentages and the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Percentages for such Distribution Date;

            (xiii) the Group I Class Cr-B-1, Group I Class Cr-B-2, Group I Class Cr-B-3, Group I Class Cr-B-4, Group I Class Cr-B-5, Group I Class Cr-B-6, Group II Class Cr-B-1, Group II Class Cr-B-2, Group II Class Cr-B-3, Group II Class Cr-B-4, Group II Class Cr-B-5, Group II Class Cr-B-6, Group III Class Cr-B-1, Group III Class Cr-B-2, Group III Class Cr-B-3, Group III Class Cr-B-4, Group III Class Cr-B-5, Group III Class Cr-B-6, Group IV Class Cr-B-1, Group IV Class Cr-B-2, Group IV Class Cr-B-3, Group IV Class Cr-B-4, Group IV Class Cr-B-5, Group IV Class Cr-B-6, Group V Class Cr-B-1, Group V Class Cr-B-2, Group V Class Cr-B-3, Group V Class Cr-B-4, Group V Class Cr-B-5, Group V Class Cr-B-6, Group VI Class Cr-B-1, Group VI Class Cr-B-2, Group VI Class Cr-B-3, Group VI Class Cr-B-4, Group VI Class Cr-B-5 and Group VI Class Cr-B-6 Prepayment Percentages and the Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Prepayment Percentages for such Distribution Date;

            (xiv) the number and aggregate principal balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans Mortgage Loans delinquent (A) one month, (B) two months and (C) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans (A) as to which foreclosure proceedings have been commenced as of the preceding Determination Date and (B) in bankruptcy as of the preceding Determination Date;

            (xvi) the number and aggregate principal balances of the Mortgage Loans that are REO Mortgage Loans as of the preceding Determination Date;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans allocated as of such Distribution Date;

            (xviii) the amount by which the Principal Balance of each Class of Class Cr-B and Class VII-B Certificates has been reduced as a result of Realized Losses with respect to Crossed Group Mortgage Loans and Group VII Mortgage Loans allocated as of such Distribution Date;

            (xix) to the extent reported to the Master Servicer by each Servicer, the unpaid principal balance of any Group I Mortgage Loan, Group II Mortgage Loan, Group III Mortgage Loan, Group IV Mortgage Loan, Group V Mortgage Loan, Group VI Mortgage Loan or Group VII Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xx) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date; and

            (xxi) the amount of PMI Advances made by a Servicer, if any.

            Upon receipt of the Distribution Date Statement referred to in this
Section 4.04(a), the Paying Agent shall make such statement available to each Holder of a Certificate via the Paying Agent's website. In addition, the Trustee shall provide copies of the Distribution Date Statement to Persons making written requests therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Paying Agent shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and
(ii)(A) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(A) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the second Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Trustee on written request) setting forth the Group I-A Distribution Amount, Group II-A Distribution Amount, Group III-A Distribution Amount, Group IV-A Distribution Amount, Group V-A Distribution Amount, Group VI-A Distribution Amount or Group VII-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the Distribution Date Statements and the annual statements required pursuant to this Section 4.04(a), the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            (b) The Master Servicer's responsibility for disbursing the information set forth in subsection (a) of this Section 4.04 to each Holder of a Certificate, the Seller and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer. The Master Servicer will make a copy of each Distribution Date Statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other interested parties, and other parties to this Agreement via the Master Servicer's internet website located at "www.ctslink.com." Assistance in using the internet website can be obtained by calling the Master Servicer's customer service desk at (301) 815 6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Master Servicer shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Master Servicer shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

            The Master Servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            As a condition to access the Master Servicer's internet website, the Master Servicer may require registration and the acceptance of a disclaimer. The Master Servicer will not be liable for the dissemination of information in accordance with this Agreement.

            Section 4.05  Reports to Mortgagors and the Internal Revenue
                          Service.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, cause the applicable Servicers to make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-R, A-II-A-1, A-III-A-1, A-III-A-2, A-III-A-3, A-IV-A-1, A-IV-A-2,
A-IV-A-3, A-IV-A-4, A-IV-A-5, A-IV-A-6, A-IV-A-7, A-IV-A-8, A-V-A-1, A-VI-A-1,
A-VI-A-2, A-VI-A-3, A-VI-A-4, A-VII-A-1, A-VII-A-2, B-CR-B-1, B-CR-B-2,
B-CR-B-3, B-CR-B-4, B-CR-B-5, B-CR-B-6, B-VII-B-1, B-VII-B-2, B-VII-B-3,
B-VII-B-4, B-VII-B-5, B-VII-B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01(a). The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the Distribution Date Statements shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            Section 5.02 Registration of Certificates.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (a) the date of the initial sale of Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 or Class VII-B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due, (iv) the transferee will not cause income from the Class I-A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable tax treaty of such transferee or any other Person, and (v) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon actual knowledge of a Master Servicing Officer or a Responsible Officer of the Trustee that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            Section 5.06 Maintenance of Office or Agency.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            Section 5.07 Definitive Certificates.

            If (A) the Clearing Agency advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Seller is unable to locate a qualified successor, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Seller, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Seller shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Except with the consent of the Seller, the Trustee shall not execute and authenticate Definitive Certificates in exchange for Book-Entry Certificates except as set forth above. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            Section 5.08 Notices to Clearing Agency.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            Section 6.01 Liability of the Seller and the Master Servicer.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            Section 6.02 Merger or Consolidation of the Seller or the Master Servicer.

            Subject to the following paragraph (a) the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement and (b) the Master Servicer will keep in full effect its power and authority as a national banking association under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall have a net worth of not less than $15,000,000 and be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations, the exercise of their rights or any legal action (including but not limited to, costs and expenses of litigation, and of investigation, attorney's fees, damages, judgments and amounts paid in settlement) under this Agreement, the Certificates or the Mortgage Loans, including without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

            Section 6.04 Resignation of the Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 6.06. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            Section 6.05 Compensation to the Master Servicer.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account invested in accordance with Section 3.01(c), any investment income on funds on deposit in the Payment Account invested in accordance with Section 4.03(b) and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            Section 6.06 Assignment or Delegation of Duties by Master Servicer.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            Section 6.07  Indemnification of Trustee and Seller by Master
                          Servicer.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer to remit any funds to the Paying Agent as required by Section 4.03 continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            Section 7.02 Other Remedies of Trustee.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            Section 7.05  Trustee to Act; Appointment of Successor.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other master servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's master servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor master servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other master servicing compensation in the form of late reporting fees or otherwise as provided in
Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the master servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in
Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by any Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            Section 7.06 Notification to Certificateholders.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 8.03 Trustee Not Required to Make Investigation.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            Section 8.05 Trustee May Own Certificates.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            Section 8.06 The Master Servicer to Pay Fees and Expenses.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. In addition, except as otherwise agreed upon in writing by the Master Servicer and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 8.07 Eligibility Requirements.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            Section 8.08 Resignation and Removal.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            Section 8.09 Successor.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all documents and statements held by it hereunder, and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

            Section 8.10 Merger or Consolidation.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to federal, state or local tax or cause any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            Section 8.11 Authenticating Agent.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be payable by the Master Servicer.

            Section 8.12 Separate Trustees and Co-Trustees.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees. Expenses will be reimbursable to the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

            Section 8.13 Tax Matters; Compliance with REMIC Provisions.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as three separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC, the Group VII Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-2, Class I-A-R, Class II-A-1, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class IV-A-7, Class IV-A-8, Class V-A-1, Class VI-A-1, Class VI-A-2, Class VI-A-3, Class VI-A-4, Class VII-A-1 and Class VII-A-2 Certificates and the Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-1, Class VII-B-2, Class VII-B-3, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates and the Class I-A-R Interest, the interests in the Crossed Group Lower-Tier REMIC represented by the Class I-L Interest, Class I-LS Interest, Class II-L Interest, Class II-LS Interest, Class III-L Interest, Class III-LS Interest, Class IV-L Interest, Class IV-LS Interest, Class V-L Interest, Class V-LS Interest, Class VI-L Interest and Class VI-LS Interest and the Class I-A-LR1 Interest, and the interests in the Group VII Lower-Tier REMIC represented by the Class VII-L Interest and the Class I-A-LR2 Interest; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC, the Group VII Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as three separate REMICs; (ix) exercise reasonable care not to allow any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; and
(x) pay (on behalf of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause
(x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of any REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of any REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.13.

            The Holder of the Class I-A-R Certificate is hereby designated as the "tax matters person" for the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and the Group VII Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F 4(d). The "tax matters person" shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. By its acceptance of the Class I-A-R Certificate, such Holder irrevocably appoints the Master Servicer (and the Master Servicer hereby agrees to act) as agent to perform all of the duties of the "tax matters person."

            Section 8.14 Monthly Advances.

            In the event that Wells Fargo Bank in its capacity as Servicer fails to make a Periodic Advance required to be made pursuant to the Wells Fargo Bank Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Wells Fargo Bank, the Trustee shall be entitled, pursuant to Section 3.02(a)(i),
(ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the applicable Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.13 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the later of (a) the purchase by the Seller of all Crossed Group Mortgage Loans and all related property acquired in respect of such Mortgage Loans remaining in the Crossed Loan Groups or (b) the purchase by the Seller of all Group VII Mortgage Loans and all related property acquired in respect of such Mortgage Loans remaining in Loan Group VII, in each case at a price equal to the sum of (x) 100% of the unpaid principal balance of each Crossed Group Mortgage Loan or Group VII Mortgage Loan, as applicable (other than any REO Mortgage Loan), as of the applicable Final Distribution Date, (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan in the Crossed Loan Groups or Loan Group VII, plus with respect to clauses (x) and (y) any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (z) any Reimbursement Amount owed to the Trust pursuant to Section 2.03 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Crossed Loan Groups or Loan Group VII, as the case may be, pursuant to clause (i) of the preceding paragraph is subject to Section 9.02 and conditioned upon (A) in the case of the Crossed Loan Groups, the Pool Scheduled Principal Balance of the Crossed Group Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.20(a) or, in the case of Loan Group VII, the Pool Scheduled Principal Balance of the Group VII Mortgage Loans as of the applicable Final Distribution Date being less than the amount set forth in
Section 11.20(b) and (B) the sum of clause (x) and (y) of the preceding paragraph being less than or equal to the aggregate fair market value of the Crossed Group Mortgage Loans or Group VII Mortgage Loans, as applicable (other than any REO Mortgage Loans), and the Mortgaged Properties related to the applicable REO Mortgage Loans; provided, however, that this clause (B) shall not apply to any purchase by the Seller if, at the time of the purchase, the Seller is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the Office of Thrift Supervision. Fair market value for purposes of this paragraph and the preceding paragraph will be determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 9.01. In the case of any purchase by the Seller pursuant to said clause
(i) of the preceding paragraph, the Seller shall give the Trustee and Master Servicer notice of its intent to purchase the assets of the Crossed Loan Groups or Loan Group VII, as the case may be, by the fifth day of the month of the Final Distribution Date or such later date as shall be acceptable to the Trustee and Master Servicer. The Seller or Master Servicer shall in such case provide to the Trustee the confirmation of deposit of the related purchase price required by Section 3.04 and the Trustee or the Custodian shall, promptly following payment of the purchase price and upon receipt from the Master Servicer of a Request for Release, release to the Seller the Owner Mortgage Loan Files and Retained Mortgage Loan Files, if applicable, pertaining to the particular Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the applicable Certificateholders may surrender Certificates relating to an optional purchase to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to such Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the applicable Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made pursuant to Section 4.01 only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising a right to purchase, the Seller shall deposit in the Certificate Account on or before the applicable Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Crossed Loan Groups or Loan Group VII, as applicable, computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on such Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the applicable Certificateholders on the related Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the applicable Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the applicable Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii), as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the manner specified in Section 4.01(a)(iv). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a), (e) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each applicable Class of Certificates.

            In the event that all of the applicable Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the related Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the applicable remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the applicable remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            Section 9.02 Additional Termination Requirements.

            In the event of a termination of the Trust Estate or portion thereof upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Crossed Group Lower-Tier REMIC, the Group VII Lower-Tier REMIC and/or the Upper Tier REMIC, as applicable, within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to federal tax or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

               (i) The notice given by the Trustee under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and/or the Group VII Lower-Tier REMIC, as applicable, as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to the related Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC and/or the Group VII Lower-Tier REMIC, as applicable; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the applicable Final Distribution Date, the Trustee shall sell all of the assets of the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC, as applicable, to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01. For the avoidance of doubt, the Upper-Tier REMIC will be terminated with whichever of the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC is terminated later.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment.

            (a) This Agreement or the Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as three separate REMICs at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Crossed Group Lower-Tier REMIC, the Group VII Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Seller for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or the Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to tax or cause any of the Upper-Tier REMIC, the Crossed Group Lower-Tier REMIC or the Group VII Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) [Reserved.]

            Section 10.02 Recordation of Agreement.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04 Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, Attention: Vice President, Structured Finance, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            Section 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Special Notices to Rating Agencies.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) the Distribution Date Statements.

            Section 10.08 Covenant of Seller.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            Section 10.09 Recharacterization.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Trust Estate pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Trust Estate.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            Section 11.01  Cut-Off Date.

            The Cut-Off Date for the Certificates is September 1, 2005.

            Section 11.02  Cut-Off Date Aggregate Principal Balance.

            The Cut-Off Date Aggregate Principal Balance is $3,742,498,833.19

            Section 11.02(a) Cut-Off Date Crossed Loan Group Aggregate Principal Balance.

            The Cut-Off Date Crossed Loan Group Aggregate Principal Balance is $2,992,216,071.46.

            Section 11.02(b) Cut-Off Date Group VII Aggregate Principal Balance.

            The Cut-Off Date Group VII Aggregate Principal Balance is $750,282,761.73.

            Section 11.03  Original Group Percentage.

            Section 11.03(a) Original Group I-A Percentage.

            The Original Group I-A Percentage is 96.74995183%.

            Section 11.03(b) Original Group II-A Percentage.

            The Original Group II-A Percentage is 96.74992951%.

            Section 11.03(c) Original Group III-A Percentage.

            The Original Group III-A Percentage is 96.74995481%.

            Section 11.03(d) Original Group IV-A Percentage.

            The Original Group IV-A Percentage is 96.74990040%.

            Section 11.03(e) Original Group V-A Percentage.

            The Original Group V-A Percentage is 96.75596018%.

            Section 11.03(f) Original Group VI-A Percentage.

            The Original Group VI-A Percentage is 96.74972764%.

            Section 11.03(g) Original Group VII-A Percentage.

            The Original Group VII-A Percentage is 96.50001798%.

            Section 11.04 Original Principal Balances of the Classes of Class A Certificates.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                    Original
                 Class                         Principal Balance
                 -----                         -----------------
              Class I-A-1                       $507,621,000.00
              Class I-A-2                        $56,402,000.00
              Class I-A-R                               $100.00
              Class II-A-1                      $409,545,000.00
              Class III-A-1                     $361,000,000.00
              Class III-A-2                     $345,888,000.00
              Class III-A-3                      $38,432,000.00
              Class IV-A-1                       $89,431,000.00
              Class IV-A-2                      $125,750,000.00
              Class IV-A-3                        $4,371,000.00
              Class IV-A-4                       $50,000,000.00
              Class IV-A-5                       $50,295,000.00
              Class IV-A-6                       $50,000,000.00
              Class IV-A-7                        $5,556,000.00
              Class IV-A-8                       $20,231,000.00
              Class V-A-1                        $40,090,000.00
              Class VI-A-1                      $102,000,000.00
              Class VI-A-2                        $5,368,000.00
              Class VI-A-3                      $569,689,000.00
              Class VI-A-4                       $63,299,000.00
              Class VII-A-1                     $697,741,000.00
              Class VII-A-2                      $26,282,000.00

            Section 11.05  Reserved

            Section 11.06  Original Subordinated Percentage.

            (a) Original Crossed Group Subordinated Percentage

            The Original Crossed Group Subordinated Percentage is 3.25003172%.

            (b) Original Group VII Subordinated Percentage.

            The Original Group VII Subordinated Percentage is 3.49998202%.

            Section 11.07  Original Class B Principal Balance.

            The Original Class B Principal Balance is $123,507,733.19

            Section 11.07(a) Original Class Cr-B Principal Balance.

            The Original Class Cr-B Principal Balance is $97,247,971.46.

            Section 11.07(b) Original Class VII-B Principal Balance.

            The Original Class VII-B Principal Balance is $26,259,761.73.

            Section 11.08 Original Principal Balances of the Classes of Class B Certificates.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                  Original
                  Class                      Principal Balance
                  -----                      -----------------
              Class Cr-B-1                    $52,364,000.00
              Class Cr-B-2                    $17,954,000.00
              Class Cr-B-3                     $8,976,000.00
              Class Cr-B-4                     $7,480,000.00
              Class Cr-B-5                     $5,985,000.00
              Class Cr-B-6                     $4,488,971.46
              Class VII-B-1                   $15,005,000.00
              Class VII-B-2                    $4,502,000.00
              Class VII-B-3                    $2,626,000.00
              Class VII-B-4                    $1,500,000.00
              Class VII-B-5                    $1,126,000.00
              Class VII-B-6                    $1,500,761.73

            Section 11.09  Original Class Cr-B-1 Fractional Interest.

            The Original Class Cr-B-1 Fractional Interest is 1.50002440%.

            Section 11.10  Original Class Cr-B-2 Fractional Interest.

            The Original Class Cr-B-2 Fractional Interest is 0.90000089%.

            Section 11.11  Original Class Cr-B-3 Fractional Interest.

            The Original Class Cr-B-3 Fractional Interest is 0.60002255%.

            Section 11.12  Original Class Cr-B-4 Fractional Interest.

            The Original Class Cr-B-4 Fractional Interest is 0.35004061%.

            Section 11.13  Original Class Cr-B-5 Fractional Interest.

            The Original Class Cr-B-5 Fractional Interest is 0.15002163%.

            Section 11.14  Original Class VII-B-1 Fractional Interest.

            The Original Class VII-B-1 Fractional Interest is 1.50006934%.

            Section 11.15  Original Class VII-B-2 Fractional Interest.

            The Original Class VII-B-2 Fractional Interest is 0.90002890%.

            Section 11.16  Original Class VII-B-3 Fractional Interest.

            The Original Class VII-B-3 Fractional Interest is 0.55002752%.

            Section 11.17  Original Class VII-B-4 Fractional Interest.

            The Original Class VII-B-4 Fractional Interest is 0.35010290%.

            Section 11.18  Original Class VII-B-5 Fractional Interest.

            The Original Class VII-B-5 Fractional Interest is 0.20002615%.

            Section 11.19  Closing Date.

            The Closing Date is September 20, 2005.

            Section 11.20  Right to Purchase.

            (a) Right to Purchase Crossed Group Mortgage Loans

            The right of the Seller to purchase all of the Crossed Group Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Crossed Group Mortgage Loans being less than $299,221,607.15 (10% of the Cut-Off Date Crossed Loan Group Aggregate Principal Balance) at the time of any such purchase..

            (b) Right to Purchase Group VII Mortgage Loans.

            The right of the Seller to purchase all of the Group VII Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Group VII Mortgage Loans being less than $75,028,276.17 (10% of the Cut-Off Date Loan Group VII Aggregate Principal Balance) at the time of any such purchase.

            Section 11.21  Wire Transfer Eligibility.

            With respect to the Class A Certificates (other than the Class I-A-R Certificate) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $100,000. The Class I-A-R Certificate is not eligible for wire transfer.

            Section 11.22  Single Certificate.

            A Single Certificate for the Class I-A-1, Class II-A-1, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class IV-A-4, Class IV-A-6, Class IV-A-8, Class V-A-1, Class VI-A-1, Class VI-A-3 and Class VII-A-1 Certificates represents a $25,000 Denomination. A Single Certificate for the Class I-A-2, Class III-A-3, Class IV-A-3, Class IV-A-5, Class IV-A-7, Class VI-A-2, Class VI-A-4, Class VII-A-2, Class Cr-B-1, Class Cr-B-2, Class Cr-B-3, Class VII-B-1, Class VII-B-2 and Class VII-B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class Cr-B-4, Class Cr-B-5, Class Cr-B-6, Class VII-B-4, Class VII-B-5 and Class VII-B-6 Certificates represents a $250,000 Denomination.

            Section 11.23  Servicing Fee Rate.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            Section 11.24  Master Servicing Fee Rate.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.010% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION
                                            as Seller

                                       By:
                                           ------------------------------------
                                           Name:  Bradley A. Davis
                                           Title: Vice President


                                       WELLS FARGO BANK, N.A.
                                            as Master Servicer

                                       By:
                                           ------------------------------------
                                           Name:  Heather J. Clark
                                           Title: Vice President


                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Trustee

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


Attest:
By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )



            On this 20th day of September, 2005, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he resides at Cooksville, Maryland; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF HOWARD        )


            On this 20th day of September, 2005, before me, a notary public in and for the State of Maryland, personally appeared Heather J. Clark, known to me who, being by me duly sworn, did depose and say that she resides in Brunswick, Maryland; that she is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:

COUNTY OF                     )



            On this 20th day of September, 2005, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said association.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )



            On this 20th day of September, 2005, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that s/he resides in __________________, North Carolina; that s/he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said association.




-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
              Mortgage Pass-Through Certificates, Series 2005-AR16
                 Applicable Unscheduled Principal Receipt Period


                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
---------------------------------    ------------------    --------------------

Wells Fargo Bank                          Mid-Month             Mid-Month

                                   SCHEDULE II

                    Wells Fargo Asset Securities Corporation,
              Mortgage Pass-Through Certificates, Series 2005-AR16

                  Planned Principal Balances as Percentages of
                            Initial Principal Balance

                                PAC Certificates




                                 Percentage of Initial
Distribution Date                    Principal Balance
-----------------                ---------------------
October 2005                              95.43655588%
November 2005                              90.93515330
December 2005                              86.49495222
January 2006                               82.11512396
February 2006                              77.79485100
March 2006                                 73.53332694
April 2006                                 69.32975618
May 2006                                   65.18335398
June 2006                                  61.09334612
July 2006                                  57.05896890
August 2006                                53.07946892
September 2006                             49.15410294
October 2006                               45.28213782
November 2006                              41.46285028
December 2006                              37.69552686
January 2007                               33.97946370
February 2007                              30.31396650
March 2007                                 26.69835030
April 2007                                 23.13193944
May 2007                                   19.61406738
June 2007                                  16.14407658
July 2007                                  12.72131840
August 2007                                 9.34515296
September 2007                              6.01494904
October 2007                                2.73008398
November 2007 and thereafter                0.00000000

                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2005-AR16, CLASS I-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AA 6              First Distribution Date: October 25, 2005

ISIN No.: US94981QAA67               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group I Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2005-AR16, CLASS I-A-2

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS I-A-1 CERTIFICATES WILL BE BORNE BY THE CLASS I-A-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AB 4              First Distribution Date: October 25, 2005

ISIN No.: US94981QAB41               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group I Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                 EXHIBIT A-I-A-R
                    [FORM OF FACE OF CLASS I-A-R CERTIFICATE]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC, CROSSED GROUP LOWER-REMIC AND GROUP VII LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC, CROSSED GROUP LOWER-TIER REMIC AND GROUP VII LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2005-AR16, CLASS I-A-R

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q AC 2          First Distribution Date:  October 25, 2005

ISIN No.: US94981QAC24          Denomination: $

Percentage Interest evidenced
by this Certificate: %          Final Scheduled Maturity Date:  October 25, 2035

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group I Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS II-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AD 0              First Distribution Date: October 25, 2005

ISIN No.: US94981QAD07               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated to the Class II-A-1 Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group II Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-III-A-1
                   [FORM OF FACE OF CLASS III-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS III-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AE 8              First Distribution Date: October 25, 2005

ISIN No.: US94981QAE89               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-1 Certificates required to be distributed to Holders of the Class III-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group III Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-III-A-2
                   [FORM OF FACE OF CLASS III-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS III-A-2

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AF 5              First Distribution Date: October 25, 2005

ISIN No.: US94981QAF54               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-2 Certificates required to be distributed to Holders of the Class III-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group III Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-III-A-3
                   [FORM OF FACE OF CLASS III-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS III-A-3

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS III-A-2 CERTIFICATES WILL BE BORNE BY THE CLASS III-A-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AG 3              First Distribution Date: October 25, 2005

ISIN No.: US94981QAG38               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A-3 Certificates required to be distributed to Holders of the Class III-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A-3 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group III Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class III-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-1
                   [FORM OF FACE OF CLASS IV-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AH 1              First Distribution Date: October 25, 2005

ISIN No.: US94981QAH11               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-1 Certificates required to be distributed to Holders of the Class IV-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-2
                   [FORM OF FACE OF CLASS IV-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-2

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AJ 7              First Distribution Date: October 25, 2005

ISIN No.: US94981QAJ76               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-2 Certificates required to be distributed to Holders of the Class IV-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-3
                   [FORM OF FACE OF CLASS IV-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-3

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS IV-A-2 CERTIFICATES WILL BE BORNE BY THE CLASS IV-A-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AK 4              First Distribution Date: October 25, 2005

ISIN No.: US94981QAK40               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-3 Certificates required to be distributed to Holders of the Class IV-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-3 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-4
                   [FORM OF FACE OF CLASS IV-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-4

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AL 2              First Distribution Date: October 25, 2005

ISIN No.: US94981QAL23               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-4 Certificates required to be distributed to Holders of the Class IV-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-4 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-5
                   [FORM OF FACE OF CLASS IV-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-5

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AM 0              First Distribution Date: October 25, 2005

ISIN No.: US94981QAM06               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-5 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-5 Certificates required to be distributed to Holders of the Class IV-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-5 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-6
                   [FORM OF FACE OF CLASS IV-A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-6

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AN 8              First Distribution Date: October 25, 2005

ISIN No.: US94981QAN88               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-6 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-6 Certificates required to be distributed to Holders of the Class IV-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-6 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-7
                   [FORM OF FACE OF CLASS IV-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-7

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS IV-A-6 CERTIFICATES WILL BE BORNE BY THE CLASS IV-A-7 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AP 3              First Distribution Date: October 25, 2005

ISIN No.: US94981QAP37               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-7 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-7 Certificates required to be distributed to Holders of the Class IV-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-7 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-IV-A-8
                   [FORM OF FACE OF CLASS IV-A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS IV-A-8

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AQ 1              First Distribution Date: October 25, 2005

ISIN No.: US94981QAQ10               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class IV-A-8 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group IV-A Distribution Amount for the Class IV-A-8 Certificates required to be distributed to Holders of the Class IV-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group IV-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class IV-A-8 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group IV Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class IV-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                 EXHIBIT A-V-A-1
                    [FORM OF FACE OF CLASS V-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2005-AR16, CLASS V-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AR 9              First Distribution Date: October 25, 2005

ISIN No.: US94981QAR92               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class V-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group V-A Distribution Amount for the Class V-A-1 Certificates required to be distributed to Holders of the Class V-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated to the Class V-A-1 Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class V-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group V Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class V-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VI-A-1
                   [FORM OF FACE OF CLASS VI-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VI-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AS 7              First Distribution Date: October 25, 2005

ISIN No.: US94981QAS75               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VI-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VI-A Distribution Amount for the Class VI-A-1 Certificates required to be distributed to Holders of the Class VI-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VI-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VI-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VI Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VI-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VI-A-2
                   [FORM OF FACE OF CLASS VI-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VI-A-2

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS VI-A-1 CERTIFICATES WILL BE BORNE BY THE CLASS VI-A-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AT 5              First Distribution Date: October 25, 2005

ISIN No.: US94981QAT58               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VI-A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VI-A Distribution Amount for the Class VI-A-2 Certificates required to be distributed to Holders of the Class VI-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VI-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VI-A-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VI Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VI-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VI-A-3
                   [FORM OF FACE OF CLASS VI-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VI-A-3

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AU 2              First Distribution Date: October 25, 2005

ISIN No.: US94981QAU22               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VI-A-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VI-A Distribution Amount for the Class VI-A-3 Certificates required to be distributed to Holders of the Class VI-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VI-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VI-A-3 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VI Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VI-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VI-A-4
                   [FORM OF FACE OF CLASS VI-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VI-A-4

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS VI-A-3 CERTIFICATES WILL BE BORNE BY THE CLASS VI-A-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BJ 6              First Distribution Date: October 25, 2005

ISIN No.: US94981QBJ67               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VI-A-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VI-A Distribution Amount for the Class VI-A-4 Certificates required to be distributed to Holders of the Class VI-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VI-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VI-A-4 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VI Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VI-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VII-A-1
                   [FORM OF FACE OF CLASS VII-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AV 0              First Distribution Date: October 25, 2005

ISIN No.: US94981QAV05               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VII-A Distribution Amount for the Class VII-A-1 Certificates required to be distributed to Holders of the Class VII-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VII-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VII-A-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VII-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT A-VII-A-2
                   [FORM OF FACE OF CLASS VII-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-A-2

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                 four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS VII-A-1 CERTIFICATES WILL BE BORNE BY THE CLASS VII-A-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BK 3              First Distribution Date: October 25, 2005

ISIN No.: US94981QBK31               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group VII-A Distribution Amount for the Class VII-A-2 Certificates required to be distributed to Holders of the Class VII-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group VII-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class VII-A-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class VII-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-1
                   [FORM OF FACE OF CLASS Cr-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-1

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q AW 8               First Distribution Date: October 25, 2005

ISIN No.: US94981QAW87               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates as specified in the Agreement, any Class Cr-B-1 Distribution Amount required to be distributed to Holders of the Class Cr-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-2
                   [FORM OF FACE OF CLASS Cr-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES AND THE CLASS Cr-B-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-2

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AX 6              First Distribution Date: October 25, 2005

ISIN No.: US94981QAX60               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates and each Class of Class Cr-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class Cr-B-2 Distribution Amount required to be distributed to Holders of the Class Cr-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-3
                   [FORM OF FACE OF CLASS Cr-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES, THE CLASS Cr-B-1 CERTIFICATES AND THE CLASS Cr-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-3

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q AY 4              First Distribution Date: October 25, 2005

ISIN No.: US94981QAY44               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates and each Class of Class Cr-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class Cr-B-3 Distribution Amount required to be distributed to Holders of the Class Cr-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-3 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-4
                   [FORM OF FACE OF CLASS Cr-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES, THE CLASS Cr-B-1 CERTIFICATES, THE CLASS Cr-B-2 CERTIFICATES AND THE CLASS Cr-B-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-4

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q BC 1               First Distribution Date: October 25, 2005

ISIN No.: US94981QBC15               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates and each Class of Class Cr-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class Cr-B-4 Distribution Amount required to be distributed to Holders of the Class Cr-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-4 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class Cr-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-5
                   [FORM OF FACE OF CLASS Cr-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES, THE CLASS Cr-B-1 CERTIFICATES, THE CLASS Cr-B-2 CERTIFICATES, THE CLASS Cr-B-3 CERTIFICATES AND THE CLASS Cr-B-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-5

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q BD 9               First Distribution Date: October 25, 2005

ISIN No.: US94981QBD97               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-5 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates and each Class of Class Cr-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class Cr-B-5 Distribution Amount required to be distributed to Holders of the Class Cr-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-5 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class Cr-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-Cr-B-6
                   [FORM OF FACE OF CLASS Cr-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CROSSED GROUP CLASS A CERTIFICATES, THE CLASS Cr-B-1 CERTIFICATES, THE CLASS Cr-B-2 CERTIFICATES, THE CLASS Cr-B-3 CERTIFICATES, THE CLASS Cr-B-4 CERTIFICATES AND THE CLASS Cr-B-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS Cr-B-6

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BE 7              First Distribution Date: October 25, 2005

ISIN No.: US94981QBE70               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class Cr-B-6 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Crossed Group Class A Certificates and each Class of Class Cr-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class Cr-B-6 Distribution Amount required to be distributed to Holders of the Class Cr-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class Cr-B-6 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average (based on the Group Subordinate Amount of each Crossed Loan Group) of the Net WACs of the Crossed Loan Groups. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class Cr-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class Cr-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-1
                   [FORM OF FACE OF CLASS VII-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-1

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q AZ 1               First Distribution Date: October 25, 2005

ISIN No.: US94981QAZ19               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates as specified in the Agreement, any Class VII-B-1 Distribution Amount required to be distributed to Holders of the Class VII-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-1 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-2
                   [FORM OF FACE OF CLASS VII-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES AND THE CLASS VII-B-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-2

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BA 5              First Distribution Date: October 25, 2005

ISIN No.: US94981QBA58               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates and each Class of Class VII-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class VII-B-2 Distribution Amount required to be distributed to Holders of the Class VII-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-2 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-3
                   [FORM OF FACE OF CLASS VII-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES, THE CLASS VII-B-1 CERTIFICATES AND THE CLASS VII-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-3

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BB 3              First Distribution Date: October 25, 2005

ISIN No.: US94981QBB32               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates and each Class of Class VII-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class VII-B-3 Distribution Amount required to be distributed to Holders of the Class VII-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-3 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-4
                   [FORM OF FACE OF CLASS VII-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES, THE CLASS VII-B-1 CERTIFICATES, THE CLASS VII-B-2 CERTIFICATES AND THE CLASS VII-B-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-4

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q BF 4               First Distribution Date: October 25, 2005

ISIN No.: US94981QBF46               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates and each Class of Class VII-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class VII-B-4 Distribution Amount required to be distributed to Holders of the Class VII-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-4 Certificates with respect to each Distribution Date will be a per annum rate equal to the weighted average of the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class VII-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-5
                   [FORM OF FACE OF CLASS VII-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES, THE CLASS VII-B-1 CERTIFICATES, THE CLASS VII-B-2 CERTIFICATES, THE CLASS VII-B-3 CERTIFICATES AND THE CLASS VII-B-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-5

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.: 94981Q BG 2               First Distribution Date: October 25, 2005

ISIN No.: US94981QBG29               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-5 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates and each Class of Class VII-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class VII-B-5 Distribution Amount required to be distributed to Holders of the Class VII-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-5 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class VII-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                EXHIBIT B-VII-B-6
                   [FORM OF FACE OF CLASS VII-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP VII-A CERTIFICATES, THE CLASS VII-B-1 CERTIFICATES, THE CLASS VII-B-2 CERTIFICATES, THE CLASS VII-B-3 CERTIFICATES, THE CLASS VII-B-4 CERTIFICATES AND THE CLASS VII-B-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2005-AR16, CLASS VII-B-6

   evidencing an interest in a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:  September 1, 2005

CUSIP No.:  94981Q BH 0              First Distribution Date: October 25, 2005

ISIN No.: US94981QBH02               Denomination:  $

Percentage Interest evidenced        Final Scheduled Maturity Date:  October 25,
by this Certificate: %               2035

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class VII-B-6 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans consisting of seven loan groups (the "Group I Mortgage Loans," "Group II Mortgage Loans," "Group III Mortgage Loans," "Group IV Mortgage Loans," "Group V Mortgage Loans," "Group VI Mortgage Loans" and "Group VII Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 (the "Agreement") among the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group VII-A Certificates and each Class of Class VII-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class VII-B-6 Distribution Amount required to be distributed to Holders of the Class VII-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class VII-B-6 Certificates with respect to each Distribution Date will be a per annum rate equal to the Net WAC of the Group VII Mortgage Loans. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class VII-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Agreement and such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class VII-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wachovia Bank, National Association,
                                            Trustee

                                       By
                                         ---------------------------------------
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee

By
   ---------------------------------
   Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 2005-AR16 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-AR16

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the later of (a) the purchase by the Seller of all Crossed Group Mortgage Loans and all related property acquired in respect of such Mortgage Loans remaining in the Crossed Loan Groups or (b) the purchase by the Seller of all Group VII Mortgage Loans and all related property acquired in respect of such Mortgage Loans remaining in Loan Group VII; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Crossed Group Mortgage Loans or Group VII Mortgage Loans and all related property acquired in respect of any such Mortgage Loan at a price determined as provided in the Agreement. The exercise of either option will effect early retirement of the related Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Crossed Group Mortgage Loans or Group VII Mortgage Loans, as applicable, as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Crossed Loan Group Aggregate Principal Balance or Cut-Off Date Loan Group VII Aggregate Principal Balance, as the case may be.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:

                                       -----------------------------------------
                                         Signature by or on behalf of assignor


                                       -----------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________. Applicable statements should be mailed to ___________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 20, 2005, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK, N.A. (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of September 20, 2005 relating to the issuance of Mortgage Pass-Through Certificates, Series 2005-AR16 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File or Retained Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders. The Seller shall give written notice to the Custodian within 10 business days of the occurrence of a Document Transfer Event.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits N and O to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or applicable Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer or applicable Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer or applicable Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer or applicable Servicer. The Master Servicer or applicable Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer or applicable Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer or applicable Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            The Custodian shall maintain records (i) identifying all requests made by Servicers (other than requests relating to Custodial Files already released by the Custodian) for the release by the Custodian of Custodial Files with respect to the Mortgage Loans and (ii) all Custodial Files released by the Custodian.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodial File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodial File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement, or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


401 South Tryon Street
Charlotte, North Carolina 28288       By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------


Address:                              WELLS FARGO ASSET SECURITIES
                                        CORPORATION, as Seller


7430 New Technology Way
Frederick, Maryland 21703             By:
                                         ----------------------------------
                                      Name:   Bradley A. Davis
                                      Title:  Vice President


Address:                              WELLS FARGO BANK, N.A.,
                                         as Master Servicer


9062 Old Annapolis Road
Columbia, Maryland 21045              By:
                                         ----------------------------------
                                      Name:   Heather J. Clark
                                      Title:  Vice President


Address:                              WELLS FARGO BANK, N.A.,
                                         as Custodian


1015 10th Avenue South East
Minneapolis, Minnesota 55414          By:
                                         ----------------------------------
                                         Name:   Mary B. Hogan
                                         Title:  Vice President

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )



            On this 20th day of September, 2005, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he resides in Cooksville, Maryland; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF HOWARD        )



            On this 20th day of September, 2005, before me, a notary public in and for the State of Maryland, personally appeared Heather J. Clark, known to me who, being by me duly sworn, did depose and say that she resides at Brunswick, Maryland; that she is a Vice President of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )



            On this 20th day of September, 2005, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA      )
                        ss.:
COUNTY OF               )



            On this 20th day of September 2005, before me, a notary public in and for the State of Minnesota, personally appeared Mary B. Hogan, known to me who, being by me duly sworn, did depose and say that she resides at Minneapolis, Minnesota; that she is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT F-1A

            [Schedule of Wells Fargo Mortgage Loans in Loan Group I]

                             Intentionally Omitted.

                                  EXHIBIT F-1B

            [Schedule of Wells Fargo Mortgage Loans in Loan Group II]

                             Intentionally Omitted.

                                  EXHIBIT F-1C

           [Schedule of Wells Fargo Mortgage Loans in Loan Group III]

                             Intentionally Omitted.

                                  EXHIBIT F-1D

          [Schedule of Wells Fargo Mortgage Loans in Loan Group IV]

                             Intentionally Omitted.

                                  EXHIBIT F-1E

            [Schedule of Wells Fargo Mortgage Loans in Loan Group V]

                             Intentionally Omitted.

                                  EXHIBIT F-1F

            [Schedule of Wells Fargo Mortgage Loans in Loan Group VI]

                             Intentionally Omitted.

                                  EXHIBIT F-1G

           [Schedule of Wells Fargo Mortgage Loans in Loan Group VII]

                             Intentionally Omitted.

                                  EXHIBIT F-2A

           [Schedule of Other Servicer Mortgage Loans in Loan Group I]

                             Intentionally Omitted.

                                  EXHIBIT F-2B

          [Schedule of Other Servicer Mortgage Loans in Loan Group II]

                             Intentionally Omitted.

                                  EXHIBIT F-2C

          [Schedule of Other Servicer Mortgage Loans in Loan Group III]

                             Intentionally Omitted.

                                  EXHIBIT F-2D

          [Schedule of Other Servicer Mortgage Loans in Loan Group IV]

                             Intentionally Omitted.

                                  EXHIBIT F-2E

           [Schedule of Other Servicer Mortgage Loans in Loan Group V]

                             Intentionally Omitted.

                                  EXHIBIT F-2F

          [Schedule of Other Servicer Mortgage Loans in Loan Group VI]

                             Intentionally Omitted.

                                  EXHIBIT F-2G

          [Schedule of Other Servicer Mortgage Loans in Loan Group VII]

                             Intentionally Omitted.

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS


To:   Wells Fargo Bank, N.A.
      1015 10th Avenue S.E.
      Minneapolis., MN  55414
      Attn:
           ------------------

      Re: Custodial Agreement, dated as of September 20, 2005, among Wachovia Bank, National Association, as Trustee, Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, and Wells Fargo Bank, N.A., as Custodian, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2005-AR16.
            --------------------------------------------------------------------

            In connection with the administration of the Mortgage Loans held by you as Custodian for the Trust Estate pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Owner Mortgage Loan File for the Mortgage Loan described below, for the reason indicated.

                              Mortgage Loan Number:
                              ---------------------

                       Mortgagor Name, Address & Zip Code:
                       -----------------------------------



            Reason for Requesting Documents (check one):

            _______           1.    Mortgage Paid in Full

            _______           2.    Foreclosure

            _______           3.    Substitution

            _______           4.    Other Liquidation (Repurchases, etc.)

            _______           5.    Nonliquidation

            Reason:
                   ------------------------------------

            By:
               ----------------------------------------
               (authorized signer)

            Issuer:
                   ------------------------------------


            Address:
                    -----------------------------------

                    -----------------------------------


            Date:
                 --------------------------------------

                                    Custodian
                                    ---------

Wells Fargo Bank, N.A.

            Please acknowledge the execution of the above request by your signature and date below:


------------------------------------            -----------------
Signature                                       Date


Documents returned to Custodian:


------------------------------------            -----------------
Custodian                                       Date

                                    EXHIBIT H

                                               AFFIDAVIT PURSUANT TO SECTION
                                               860E(e)(4) OF THE INTERNAL
                                               REVENUE CODE OF 1986, AS AMENDED,
                                               AND FOR NON-ERISA INVESTORS

STATE OF                )
                        )  ss.:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of __] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [       ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2005-AR16, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 10 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is aware that the Class I-A-R Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            8. That the Purchaser will not cause income from the Class I-A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

            9. That, if the Purchaser is purchasing the Class I-A-R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Purchaser has executed and attached Attachment A hereto.

            10. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 10 hereof.

            12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.13 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [NAME OF PURCHASER]

                                        By:
                                           -------------------------------------
                                           [Name of Officer]
                                           [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of ___________, 20__.



Notary Public

COUNTY OF
         ----------------------------

STATE OF
        -----------------------------

My commission expires the __ day of __________, 20__.

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS



Check the appropriate box:

[_] The consideration paid to the Purchaser to acquire the Class I-A-R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and
      (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Purchaser.

                                       OR

[_] The transfer of the Class I-A-R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class I-A-R Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Purchaser will transfer the Class I-A-R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Purchaser has determined the consideration paid to it to acquire the Class I-A-R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith; and

      (v) in the event of any transfer of the Class I-A-R Certificate by the Purchaser, the Purchaser will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class I-A-R Certificate.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]

                                     [Date]

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28288

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2005-AR16, Class I-A-R.

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]


                                       ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-AR16
     CLASS [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------

                                                    ----------------- --, ----

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28288

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2005-AR16, Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6]
Certificates (the "Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 20, 2005 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2005-AR16.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class
[Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class
[Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates and can afford a complete loss of such investment.]

            [(c)__The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates other than in connection with a subsequent sale of Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided
(a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4] [VII-B-5][VII-B-6] Certificates.

            (a) The Purchaser understands that the Class [Cr-B-4][Cr-B-5] [Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4] [VII-B-5][VII-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [Cr-B-4][Cr-B-5][Cr-B-6] [VII-B-4][VII-B-5][VII-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class
[Cr-B-4][Cr-B-5][Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [Cr-B-4][Cr-B-5] [Cr-B-6][VII-B-4][VII-B-5][VII-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By:
                                           -------------------------------------


                                       Its:
                                            ------------------------------------

                                    EXHIBIT K

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Wells Fargo Bank, N.A. Servicing Agreement

                             Intentionally Omitted.

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank, N.A. (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2005-AR16, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of September 20, 2005 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank, N.A., as Master Servicer and Wachovia Bank, National Association, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), at least F-1+ by Fitch Ratings ("Fitch") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P and Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P, F-1+ by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to any of S&P, Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02. Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01. Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04. Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01. Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank, N.A., as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2005-AR16." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02. Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03. Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04. Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01. Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03. Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04. Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,
                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, MD 21045

                  Attention:  Vice President, Master Servicing
                  Phone: 410-884-2000
                  Fax:   410-715-1573

            (b) in the case of the Purchaser,

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                  ---------------------------

                  ---------------------------

                  Attention:
                            -----------------

            Section 4.05. Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06. Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07. Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08. Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09. Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO BANK, N.A.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT N

                 FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN

                               September 20, 2005


Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202


      Re: The Pooling and Servicing Agreement, dated September 20, 2005, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2005-AR16.
            --------------------------------------------------------------------


Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.


                                           WELLS FARGO BANK, N.A.,
                                           as Custodian on behalf of the Trustee


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                    EXHIBIT O

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN

                            [__________ __, ____]


Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202


      Re: The Pooling and Servicing Agreement, dated September 20, 2005, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank, N.A., as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2005-AR16.
            --------------------------------------------------------------------


Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.



                                           WELLS FARGO BANK, N.A.,
                                           as Custodian on behalf of the Trustee


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                    EXHIBIT P

                      Form of Sarbanes-Oxley Certification

                    Wells Fargo Asset Securities Corporation

                       Mortgage Pass Through Certificates,

                                Series 2005-AR16

                          I, [________], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates Series 2005-AR16 Trust (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement (the "Pooling Agreement"), dated September 20, 2005, among Wells Fargo Asset Securities Corporation, as seller, Wells Fargo Bank, N.A., as master servicer, and Wachovia Bank, National Association, as trustee, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling Agreement and based upon my knowledge and the annual compliance review required under the Pooling Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Pooling Agreement; and

5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedures as set forth in the Pooling Agreement that is included in these reports.

[The following is included only for a transaction where there are Servicers other than Wells Fargo Bank][In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [Name of Servicers other than Wells Fargo Bank], as Servicer.]

Date: [_____]

                                     By:
                                         ---------------------------------------

                                        Name:

                                        Title:

                                    EXHIBIT Q

                    Schedule of Pledged Asset Mortgage Loans

                             Intentionally Omitted.